                                                                 Exhibit 2.1

                                                              EXECUTION COPY


                          STOCK PURCHASE AGREEMENT


                                    AMONG

              SHAREHOLDERS OF ROYAL HOSPITALITY SERVICES, INC.
                           AS LISTED ON EXHIBIT A,
                                        ---------

                      ROYAL HOSPITALITY SERVICES, INC.,

                     ROYAL INSTITUTIONAL SERVICES, INC.,

                           SURGI-PACK CORPORATION,

                   MASSACHUSETTS CAPITAL RESOURCE COMPANY

                                     AND

                       ANGELICA TEXTILE SERVICES, INC.


                         DATED AS OF MARCH 21, 2005


                          STOCK PURCHASE AGREEMENT
                          ------------------------

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 21st day of March 2005 ("Closing Date"), by and among Angelica Textile Services, Inc., a New York corporation ("Buyer"), the shareholders listed on Exhibit A hereto ("Shareholders") of Royal Hospitality Services, Inc., a
---------
Delaware corporation ("Royal Hospitality"), Royal Hospitality, Royal Institutional Services, Inc, a Massachusetts corporation and wholly owned subsidiary of Royal Hospitality ("Company"), Surgi-Pack Corporation, a Massachusetts corporation and wholly owned subsidiary of Royal Hospitality ("Surgi-Pack"), and Massachusetts Capital Resource Company, a Massachusetts special purpose limited partnership ("Warrantholder").

                                  RECITALS
                                  --------

         WHEREAS, Royal Hospitality is the owner of one hundred percent (100%) of the issued and outstanding shares of common stock, no par value, of the Company (the "Company Shares"), such Company Shares being the only shares of capital stock of the Company that are issued and outstanding on the date hereof; and

         WHEREAS, Royal Hospitality is the owner of one hundred percent (100%) of the issued and outstanding shares of common stock, no par value, of Surgi-Pack (the "Surgi-Pack Shares"), such Surgi-Pack Shares being the only shares of capital stock of Surgi-Pack that are issued and outstanding on the date hereof; and

         WHEREAS, the Warrantholder owns warrants to purchase one thousand seven hundred (1,700) shares of common stock of the Company (the
"Warrants"); and

         WHEREAS, the Company and Surgi-Pack conduct the business of healthcare linen supply, related linen supply and dust control supply and related commercial laundry services, from their respective facilities located on Exhibit B hereto (the "Business"), provided that the definition
           ---------                          --------
of Business expressly excludes the business of linen supply and related commercial laundry services for the hospitality industry, which business was transferred out of the Company and Surgi-Pack to Royal Hospitality by the Shareholders prior to the Closing Date (the "Hospitality Restructuring"); and

         WHEREAS, Royal Hospitality desires to sell, assign, transfer and convey to Buyer, and Buyer desires to acquire from Royal Hospitality, all of the Company Shares and Surgi-Pack Shares; and

         WHEREAS, the Warrantholder desires to sell, assign, transfer and convey to Buyer for cancellation, and Buyer desires to acquire for cancellation from the Warrantholder, the Warrants; and

         WHEREAS, each of the parties hereto desires to set forth certain representations, warranties and covenants, and to establish certain closing conditions, made to induce the other to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                 ARTICLE 1
                                 ---------

          PURCHASE AND SALE OF COMPANY SHARES AND SURGI-PACK SHARES
          ---------------------------------------------------------

         1.1   Purchase and Sale of Company Shares, the Surgi-Pack Shares
               ----------------------------------------------------------
and the Warrants; Closing. The purchase and sale of the Company Shares, the
-------------------------
Surgi-Pack Shares and the Warrants shall be effected as follows:

               (a) At the Closing (as defined in Section 1.1(b) hereof),
(i) Royal Hospitality shall sell to Buyer, and Buyer shall purchase from Royal Hospitality, the Company Shares and the Surgi-Pack Shares, free and clear of any lien, security interest, pledge, restriction on transferability or voting, or other claim or encumbrance, and (ii) the

                                     2


Warrantholder shall sell to Buyer for cancellation, and Buyer shall purchase from the Warrantholder for cancellation, the Warrants, in consideration of the Purchase Price (as defined in Section 1.2) as adjusted as set forth in
Section 1.2.

               (b) The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Thompson Coburn LLP, One US Bank Plaza, St. Louis, Missouri 63101, commencing at 9:00 a.m. Central Standard
Time on the Closing Date. The Closing shall be effective as of 11:59 p.m. Central Standard Time on the Closing Date.

         1.2   Payments.
               --------

               (a) The aggregate consideration to be paid by Buyer to Royal Hospitality and the Warrantholder in connection with Buyer's purchase of the Company Shares, the Surgi-Pack Shares and the Warrants (the "Purchase Price") shall be payable, subject to adjustments as set forth below, as follows:

                   (i) At Closing, Buyer will pay to Royal Hospitality Thirty One Million Forty Nine Thousand Five Hundred Sixty Dollars and Sixty Nine Cents ($31,049,560.69) in cash or such lesser amount as adjusted pursuant to the provisions of Section 1.3 (the "Shares Closing Payment") by means of a wire transfer into an account or accounts, which account(s) is designated by Royal Hospitality at least three business days prior to the Closing.

                   (ii) At Closing, Buyer will deposit an amount equal to Nine Million Four Hundred and Fifty Thousand Dollars ($9,450,000) (the "Escrowed Consideration"), by means of a wire transfer into an interest bearing escrow account (the "Escrow Account") that has been established by Buyer at least three business days prior to the Closing Date subject to the terms of an escrow agreement in the form attached hereto as Exhibit C (the "Escrow Agreement").
                                 ---------

                   (iii) At Closing, Buyer will pay to Warrantholder Four Million Five Hundred Thousand Four Hundred Thirty Nine Dollars and Thirty One Cents ($4,500,439.31) in cash (the "Warrants Closing Payment, and together with the Shares Closing Payment, the "Closing Payment") by means of a wire transfer into an account or accounts, which account(s) is designated by Warrantholder at least three business days prior to the Closing.

               (b) Following the Closing, the following disbursements shall be made from the Escrowed Consideration in accordance with the provisions set forth herein:

                   (i) Subject to Section 7.5 and the terms of the Escrow Agreement, on the first business day following each of March 21, 2006 (the date that is twelve months after the date of this Agreement), and March 21, 2007 (the date that is twenty-four months after the date of this Agreement), Royal Hospitality shall be entitled to receive from the Escrowed Consideration an amount not to exceed One Million Dollars ($1,000,000), plus all interest earned on such amount, or such other amount as shall be determined in accordance with the terms of Section 7.5 and the Escrow Agreement.

                   (ii) Subject to Section 1.5(a) and the terms of the Escrow Agreement, following the Closing Date, Royal Hospitality or Buyer, as the case may be, shall be entitled to receive from the Escrowed Consideration Two Million Dollars ($2,000,000) or such other amount as shall be determined in accordance with Section 1.5(a) (the "Contract Escrow Deposit").

                   (iii) Subject to Section 1.5(b) and the terms of the Escrow Agreement, on or before the Sixtieth (60th) day following the Closing Date (the "Equipment Adjustment Date"), Royal Hospitality or Buyer, as the case may be, shall be entitled to receive from the Escrowed Consideration Four Hundred Fifty Thousand Dollars
         ($450,000) or such other amount as shall be determined in accordance with Section 1.5(b) (the "Equipment Escrow Deposit").

                                     3


                   (iv) In the event that, during the period of time commencing on the fifth (5th) anniversary of the Closing Date and ending on the tenth (10th) anniversary of the Closing Date, Mark C. Johnson ("Johnson") does not directly or indirectly own an interest in, operate, join, control, advise, work for, consult to, have a financial interest which provides any control of, or participate in any person or entity producing, designing, providing, soliciting orders for, selling, distributing, consulting to, or marketing or re-marketing products or services competitive with the Business as of the date hereof in the entire states of Connecticut, Massachusetts, Maine, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont, Johnson shall be entitled to receive an amount of the Escrowed Consideration equal to Five Hundred Thousand Dollars ($500,000) (the "Johnson Deposit") in accordance with the provisions of the Escrow Agreement; provided, however, that: (i) the mere ownership of less than five (5%) percent of the outstanding stock of any publicly-traded corporation by Johnson; or (ii) the ownership and operation of a linen supply and commercial laundry business by Johnson that is not related or providing services to the healthcare industry, shall not prevent Johnson from receiving the payment set forth in this Section 1.2(f). Notwithstanding the foregoing, in the event that at any time commencing on the fifth (5th) anniversary of the Closing Date and ending on the tenth (10th) anniversary of the Closing Date, Johnson does not fully comply with the provisions of this Section 1.2(b)(iv), Buyer shall be entitled to receive the full amount of the Johnson Deposit from the Escrowed Consideration in accordance with the provisions of the Escrow Agreement.

                   (v) In the event that, during the period of time commencing on the fifth (5th) anniversary of the Closing Date and ending on the tenth (10th) anniversary of the Closing Date, Mark S. Leibovitz ("Leibovitz") does not directly or indirectly own an interest in, operate, join, control, advise, work for, consult to, have a financial interest which provides any control of, or participate in any person or entity producing, designing, providing, soliciting orders for, selling, distributing, consulting to, or marketing or re-marketing products or services competitive with the Business as of the date hereof in the entire states of Connecticut, Massachusetts, Maine, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont, Leibovitz shall be entitled to receive an amount of the Escrowed Consideration equal to Five Hundred Thousand Dollars ($500,000) (the "Leibovitz Deposit") in accordance with the provisions of the Escrow Agreement; provided, however, that: (i) the mere ownership of less than five (5%) percent of the outstanding stock of any publicly-traded corporation by Leibovitz; or (ii) the ownership and operation of a linen supply and commercial laundry business by Leibovitz that is not related or providing services to the healthcare industry, shall not prevent Leibovitz from receiving the payment set forth in this Section 1.2(g). Notwithstanding the foregoing, in the event that at any time commencing on the fifth
         (5th) anniversary of the Closing Date and ending on the tenth
         (10th) anniversary of the Closing Date, Leibovitz does not fully comply with the provisions of this Section 1.2(b)(v), Buyer shall be entitled to receive the full amount of the Leibovitz Deposit from the Escrowed Consideration in accordance with the provisions of the Escrow Agreement.

                   (vi) Subject to Section 1.5(c) and the terms of the Escrow Agreement, on or before May 25, 2008, Royal Hospitality or Buyer, as the case may be, shall be entitled to receive from the Escrowed Consideration Four Million Dollars ($4,000,000) or such other amount as shall be determined in accordance with Section 1.5(c) (the "Jefferson Escrow Deposit").

         1.3   Net Working Capital Adjustment.
               ------------------------------

               (a) As used in this Section 1.3, the following terms shall have the following meanings:


                   (i) "Working Capital" means (A) the aggregate value of the Current Assets less (B) the aggregate value of the Current Liabilities.

                   (ii) "Current Assets" means the current assets of the Company and Surgi-Pack included in the line items set forth on the form of Statement of Working Capital.

                   (iii) "Current Liabilities" means the current liabilities of the Company and Surgi-Pack included in the line items set forth on the form of Statement of Working Capital.

                                     4


                   (iv) "Statement of Working Capital" means the statement of Working Capital in substantially the form of Exhibit D attached
                                                         ---------
         hereto.

                   (v) "Target Working Capital" means an amount equal to Eleven Million Two Hundred Forty Three Thousand Sixty Five Dollars ($11,243,065).

               (b) The Shareholders have delivered to Buyer a statement of the Shareholders' estimate of Working Capital (including related notes and schedules thereto) in substantially the form of the Statement of Working Capital, which sets forth a good faith estimate of the amount of Working Capital as of the Closing Date (the "Estimated Working Capital") and shall set forth in detail the amounts underlying such calculation. The statement of Estimated Working Capital was prepared in accordance with generally accepted accounting principles in the United States, consistently applied ("GAAP"), applied in a manner consistent with the preparation of the Financial Statements (to the extent that the Financial Statements were prepared in accordance with GAAP), subject to the modifications and limitations set forth on the Statement of Working Capital. Buyer has had the opportunity to comment upon the statement of Estimated Working Capital, such that the Shareholders and Buyer reasonably agree to the statement of Estimated Working Capital or the amount of Estimated Working Capital. If the Estimated Working Capital is less than the Target Working Capital, the
Closing Payment shall be decreased by the amount of such shortfall, and if the Estimated Working Capital is greater than or equal to the Target Working Capital, the Closing Payment shall be increased by the amount of such excess, if any. If the Shareholders and Buyer are unable to reach an agreement as to the statement of or the amount of the Estimated Working Capital, then no adjustments shall be made for purposes of the Closing Payment.

               (c) No later than ninety (90) days after the Closing Date, Buyer shall calculate the amount of Working Capital and shall prepare and deliver to the Shareholders a statement of Working Capital (including related notes and schedules thereto) in substantially the form of the Statement of Working Capital, which shall set forth the amount of Working Capital as of the Closing Date (the "Closing Working Capital") and shall set forth in detail the amounts underlying such calculation (the "Initial WC Statement"). The calculation of the Closing Working Capital set forth on the Initial WC Statement shall be prepared in accordance with GAAP applied in a manner consistent with the preparation of the Financial Statements, subject to the modifications and limitations set forth on the Statement of Working Capital. Following the delivery of the Initial WC Statement to the Shareholders, Buyer shall afford the Shareholders' representative the opportunity to examine the underlying records and workpapers related to the Initial WC Statement, in each case as are reasonably necessary and appropriate. Buyer shall cooperate with the Shareholders' representative in such examination and shall make available to the Shareholders' representative any records under Buyer's reasonable control requested by the Shareholders related to the Initial WC Statement. If within thirty (30) days following delivery of the Initial WC Statement to the Shareholders, the Shareholders' representative has not given Buyer written notice of its objection to Buyer's calculation of the Closing Working Capital (which describes in reasonable detail the basis for such objection, the "Objection Notice"), then the Closing Working Capital set forth in such Initial WC Statement shall be deemed to have been accepted by the Shareholders, shall become final and binding upon the parties and shall be the final working capital statement (the "Final WC Statement"). The Objection Notices shall set forth in reasonable detail the basis for Shareholders' objection(s) to the Closing Working Capital. If the Shareholders' representative provides an Objection Notice within such thirty (30) day period, then Buyer and the Shareholders shall endeavor in good faith, for a period not to exceed twenty-one (21) days from the date of delivery of such Objection Notice, to resolve the issues in dispute. Any item not specifically disputed by the Shareholders' representative shall be deemed accepted by the Shareholders and shall become part of the Final WC Statement. If at the end of such twenty-one (21) day period there are any remaining issues in dispute, then the remaining issues in dispute may be submitted to an independent, nationally-recognized United States public accounting firm having no material relationship with Buyer or the Shareholders, jointly selected by Buyer and the Shareholders (the "Accounting Firm"), for determination in accordance with the terms of this Agreement. Buyer and the Shareholders shall cause the Accounting Firm to use commercially reasonable efforts to make a final determination (which will be binding and conclusive on the parties and shall constitute an arbitral award that is final, binding and unappealable) of the Closing Working Capital within thirty (30) days after the remaining issues in dispute are submitted to it, and such final determination (including any items not specifically disputed by the Shareholders' representative hereunder) shall be the Final WC Statement. If any remaining issues in dispute are submitted to the Accounting Firm for resolution, each party will furnish the Accounting Firm with such workpapers and other documents and information relating to the disputed issues as the Accounting Firm may request. The fees and expenses of the Accounting Firm shall be borne one-half by Buyer and one-half by the Shareholders.


                                     5


               (d) If the Closing Working Capital (as set forth in the Final WC Statement) is less than the Estimated Working Capital (if the Estimated
Working Capital has been agreed upon by the Shareholders and Buyer) or less than the Target Working Capital (if the Estimated Working Capital was not agreed upon by the Shareholders and Buyer), then, within ten days after such determination, Royal Hospitality shall deliver to Buyer by wire transfer of immediately available funds to an account specified in writing by Buyer, an amount equal to the excess of the Estimated Working Capital or Target
Working Capital, as the case may be according to agreement being reached between the Shareholders and Buyer on the Estimated Working Capital as set forth in Section 1.3(b), over the Closing Working Capital. If the Closing Working Capital (as set forth in the Final WC Statement) is greater than the Estimated Working Capital (if the Estimated Working Capital has been agreed upon by the Shareholders and Buyer) or greater than the Target Working
Capital (if the Estimated Working Capital was not agreed upon by the Shareholders and Buyer), then, within ten days after such determination, Buyer shall deliver to Royal Hospitality an amount equal to the excess of the Closing Working Capital (as set forth in the Final WC Statement) over the Estimated Working Capital or Target Working Capital, as the case may be according to any agreements reached on between the Shareholders and Buyer on the Estimated Working Capital as set forth in Section 1.3(b), by wire transfer of immediately available funds to the same account or accounts to which it wired the Shares Closing Payment, unless Buyer receives written notice three business days prior to the date it is to wire such amount to Royal Hospitality that a different account or accounts are to be used.

               (e) The computation of Closing Working Capital to be reflected on the Final WC Statement shall not include any Current Liability associated with the Company that has been paid by the Shareholders after the Closing.

         1.4   Purchase Price Allocation. Within 120 days after the Closing
               -------------------------
Date, Buyer shall provide to Royal Hospitality a proposed allocation of the Purchase Price (as adjusted pursuant to Section 1.3) among the assets of the Company and Surgi-Pack, which allocation shall be reasonable and in accordance with the principles of Code Section 1060 and the Treasury Regulations thereunder (the "Allocation Statement"). Following the delivery of the Allocation Statement to Royal Hospitality, Buyer shall afford a representative of Royal Hospitality the opportunity to examine the underlying records and workpapers related to the Allocation Statement, in each case as is reasonably necessary and appropriate. Buyer shall cooperate with the Royal Hospitality representative in such examination and shall make available to such representative any records under Buyer's reasonable control requested by Royal Hospitality related to the Allocation Statement. Within 30 days following Buyer's provision of the Allocation Statement to Royal Hospitality, Royal Hospitality shall have the right to object to any portion of the Allocation Statement (by written notice to Buyer), and if Royal Hospitality objects, it shall notify Buyer (in such written notice) of such disputed item (or items) and the basis for its objection. If Royal Hospitality does not object by written notice within such period, the Allocation Statement shall be deemed to have been accepted and agreed upon, and final and conclusive, for all purposes of this Agreement. Royal Hospitality and Buyer shall act in good faith to resolve any such dispute prior to the date on which Form 8594 is required to be filed with the appropriate Tax authority. If Royal Hospitality and Buyer cannot resolve any disputed item, the item in question shall be resolved by the Accounting Firm as promptly as practicable. The fees and expenses of the Accounting Firm shall be apportioned and paid equally by Royal Hospitality and Buyer. Except with respect to any subsequent adjustments to the Purchase Price (which shall be allocated using the mechanism for allocating the Purchase Price in this Section 1.4), Royal Hospitality and Buyer and their respective affiliates (i) shall be bound by the determinations and the Allocation Statement determined pursuant to this Section 1.4 consistent therewith for purposes of determining any Taxes, (ii) shall prepare and file all Returns required to be filed with any Tax authority in a manner consistent with the Allocation Statement and (iii) shall take no position inconsistent with the Allocation Statement in any Return, any proceeding before any Tax authority or otherwise (in each case, unless required to do otherwise pursuant to a "determination" as defined in Code Section 1313). In the event the Allocation Statement is disputed by any Tax authority, the person receiving notice of such dispute shall promptly notify and consult with the other parties concerning resolution of such dispute. Each of Royal Hospitality, the Company, Surgi-Pack and Buyer shall cooperate in the preparation and timely filing of Form 8594 and any comparable state or local forms or reports and, to the extent permissible by or required by law, any corrections, amendments or supplements (or additional forms or reports) thereto (including any supplements, amendments, forms or reports arising as a result of any adjustments to the Purchase Price).

                                     6


         1.5   Purchase Price Adjustments.
               --------------------------

               (a) If any customer contract set forth on Schedule 1.5(a)
                                                         ---------------
(collectively the "Short-Term Contracts") is renewed within one hundred twenty (120) days after such Short-Term Contract's respective renewal date as set forth on Schedule 1.5(a), then Buyer and Royal Hospitality shall
                ---------------
cause the Escrow Agent (as defined in the Escrow Agreement) to pay to Royal Hospitality from the Escrowed Consideration, promptly after the date such Short-Term Contract is so renewed, in accordance with the provisions of the Escrow Agreement, into an account or accounts as designated by Royal Hospitality, an amount equal to the respective Pro-Rata Contract Amount applicable to such renewed Short-Term Contract, as set forth in Schedule
                                                                --------
1.5(a), with such Pro Rata Contract Amount subject to adjustment as set
------
forth on Schedule 1.5(a). Buyer and Royal Hospitality shall cause the
         ---------------
amount, if any, not paid to Royal Hospitality with respect such renewed Short-Term Contract due to the adjustment, if any, to the applicable
Pro-Rata Contract Amount provided in Schedule 1.5(a) to be paid to Buyer
                                     ---------------
from the Escrowed Consideration. If any Short-Term Contract is not renewed within one hundred twenty (120) days after such Short-Term Contract's renewal date as set forth on Schedule 1.5(a) (or is terminated prior to such
                             ---------------
renewal date), Buyer and Royal Hospitality shall cause the Escrow Agent to pay, in accordance with the provisions of the Escrow Agreement, to Buyer promptly from the Escrowed Consideration, into an account or accounts as designated by Buyer, an amount equal to the respective Pro-Rata Contract
Amount applicable to such Short-Term Contract, as set forth on Schedule 1.5(a).
                                                               ---------------

               (b) If, as of the Equipment Adjustment Date, any piece of equipment identified on Schedule 1.5(b) (the "Equipment Items") located at
                        ---------------
the Company's facility at 30 Innerbelt Road, Somerville, Massachusetts has not been operating at a normal operating level (as mutually agreed by Buyer and Royal Hospitality) for at least four (4) consecutive weeks after the respective Start Date set forth opposite such Equipment Item on Schedule
                                                                --------
1.5(b), Buyer and Royal Hospitality shall cause the Escrow Agent to pay, in
------
accordance with the provisions of the Escrow Agreement, to Buyer promptly into an account or accounts designated by Buyer, that portion of the Equipment Escrow Deposit that is equal to the value of such non-operational Equipment Item as set forth on Schedule 1.5(b). If, on or prior to the
                               ---------------
Equipment Adjustment Date, any Equipment Item has been operating at a normal operating level (as mutually agreed by Buyer and Royal Hospitality) for at least four (4) consecutive weeks after the respective Start Date set forth opposite such Equipment Item on Schedule 1.5(b), Buyer and Royal Hospitality
                                ---------------
shall cause the Escrow Agent to pay, in accordance with the provisions of the Escrow Agreement, to Royal Hospitality promptly into an account or accounts as designated by Royal Hospitality, that portion of the Equipment Escrow Deposit that is equal to the value of such operational Equipment Item, as set forth on Schedule 1.5(b). Buyer and Royal Hospitality shall
                      ---------------
endeavor in good faith under this Section 1.5(b) to make a determination of the operating level of each Equipment Item. If Buyer and Royal Hospitality are unable to agree upon whether the operating level with respect to an Equipment Item is the normal operating level for such Equipment Item, Buyer and Royal Hospitality agree to engage in the first instance Technical Consulting of Syracuse, New York to render an evaluation of such Equipment Item's operating level. The determination of Technical Consulting of Syracuse, New York as to the operating level of an Equipment Item shall be final and binding on the parties for all purposes of this Section 1.5(b). The fees and expenses of such consulting firm shall be borne one-half by Buyer and one-half by Royal Hospitality.

               (c) During each calendar quarter during the 3 year period following the Closing Date (the "Jefferson Contract Period") that Buyer is providing service to Jefferson Health System pursuant to the Laundry Service Agreement dated May 25, 2000 between Company and Jefferson Health System (the "Laundry Services Agreement"), Buyer and Royal Hospitality shall cause the Escrow Agent to pay, in accordance with the provisions of the Escrow Agreement, to Royal Hospitality, on the last day of each such calendar quarter, into an account or accounts designated by Royal Hospitality, Three Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars and Thirty Three Cents ($333,333.33) from the Escrowed Consideration with the first disbursement to be made on June 30, 2005 and the last disbursement to be made on May 25, 2008. In the event that, at any time during the Jefferson Contract Period, the provision of services by Buyer under the Laundry Services Agreement ceases due to termination by Jefferson Health System, Buyer and Royal Hospitality shall cause the Escrow Agent to pay, in accordance with the provisions of the Escrow Agreement, to Buyer promptly into an account or accounts designated by Buyer the remaining portion of the Jefferson Escrow Deposit from the Escrowed Consideration, which amount shall be pro-rated between Buyer and Royal Hospitality for any portion of the then-current calendar quarter that Buyer provided service under the Laundry Services Agreement. In the event that, at any time during the Jefferson Contract Period, the Laundry Services Agreement is finally and unconditionally assigned to Buyer, or the consent of

                                     7



Jefferson Health System under Section VI (F) of the Laundry Services Agreement is obtained with respect to the transactions contemplated by this Agreement, Buyer and Royal Hospitality shall cause the Escrow Agent to pay, in accordance with the provisions of the Escrow Agreement, to Royal Hospitality promptly into an account or accounts designated by Royal Hospitality the remaining portion of the Jefferson Escrow Deposit from the Escrowed Consideration.

                                 ARTICLE 2
                                 ---------

               REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
               ----------------------------------------------

         The Shareholders, jointly and severally, hereby represent and warrant to Buyer as follows, subject to the exceptions, qualifications and disclosures set forth on the Schedules attached hereto.

         2.1   Status of the Business.
               ----------------------

               (a) Corporate Existence, Status and Capitalization.
                   ----------------------------------------------

                   (i) Each of the Company and Surgi-Pack is a corporation duly incorporated, organized, entitled to conduct business and validly existing in good standing under the laws of the state of its incorporation.

                   (ii) The Company's authorized capital stock consists solely of 200,000 shares of common stock, no par value per share ("Company Common Stock"), 9,000 shares of which are issued and outstanding and referred to herein as the "Company Shares" and no shares of the Company Common Stock are held as treasury stock. All of the Company Shares have been duly authorized, validly issued and are fully paid and nonassessable, and were not issued in violation of the terms of any agreement binding upon the Company or any other person or entity. The Company Shares are the only shares of capital stock of the Company that are issued and outstanding. Except for the Warrants, and except as set forth on Schedule 2.1(a)(ii), there
                                                  -------------------
         are no outstanding options, warrants, rights (including preemptive rights), agreements, puts, calls, commitments or demands of any character relating to the Company Common Stock or that may require the Company to issue any shares of Company Common Stock, and there are no outstanding securities convertible into or exchangeable for any shares of Company Common Stock.

                   (iii) Royal Hospitality is the sole record and beneficial owner of all of the Company Shares. Royal Hospitality owns such Company Shares free and clear of any lien, security interest, pledge, restriction on transferability or voting or other claim or encumbrance. Royal Hospitality has full legal right, power and authority to transfer the Company Shares to Buyer in accordance with this Agreement. There are no voting trust agreements or other agreements restricting the voting, dividend rights or disposition of any of the Company Shares. Upon delivery to Buyer of the certificates evidencing the Company Shares and the consummation and effectiveness of the Closing, Buyer will acquire good, valid and marketable title to the Company Shares, free and clear of any lien, security interest, pledge, restriction on transferability or voting or other claim or encumbrance.

                   (iv) The Warrantholder is the sole record and beneficial owner of the Warrants free and clear of any lien, security interest, pledge, restriction on transferability or voting or other claim or encumbrance. The Warrantholder has full legal right, power and authority to transfer the Warrants to Buyer in accordance with this Agreement.

                   (v) Surgi-Pack's authorized capital stock consists solely of 200,000 shares of common stock, no par value per share ("Surgi-Pack Common Stock"), 9,000 shares of which are issued and outstanding and referred to herein as the "Surgi-Pack Shares" and no shares of the Surgi-Pack Common Stock are held as treasury stock. All of the Surgi-Pack Shares have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of the terms of any agreement binding upon Surgi-Pack or any other person or entity. The Surgi-Pack Shares are the only shares of capital stock of Surgi-Pack that are issued and outstanding. There are no outstanding options, warrants, rights (including preemptive rights), agreements, puts, calls, commitments or demands of any character relating to the Surgi-

                                     8


         Pack Common Stock or that may require Surgi-Pack to issue any shares of Surgi-Pack Common Stock, and there are no outstanding securities convertible into or exchangeable for any shares of Surgi-Pack Common Stock.

                   (vi) Royal Hospitality is the sole record and beneficial owner of all of the Surgi-Pack Shares. Royal Hospitality owns such Surgi-Pack Shares free and clear of any lien, security interest, pledge, restriction on transferability or voting or other claim or encumbrance. Royal Hospitality has full legal right, power and authority to transfer the Surgi-Pack Shares to Buyer in accordance with this Agreement. There are no voting trust agreements or other agreements restricting the voting, dividend rights or disposition of any of the Surgi-Pack Shares. Upon delivery to Buyer of the certificates evidencing the Surgi-Pack Shares and the consummation and effectiveness of the Closing, Buyer will acquire good, valid and marketable title to the Surgi-Pack Shares, free and clear of any lien, security interest, pledge, restriction on transferability or voting or other claim or encumbrance.

               (b) Qualification. Schedule 2.1(b) lists each jurisdiction in
                   -------------  ---------------
which each of the Company and Surgi-Pack is qualified to do business as a foreign corporation. Such jurisdictions constitute all of the jurisdictions in which such qualification is necessary to conduct the Business as it is currently being conducted by either the Company or Surgi-Pack, respectively, except where the failure to be so qualified would not have a material adverse effect on the consolidated financial condition, results of operations, business, assets or liabilities of the Company and Surgi-Pack, taken as a whole (a "Material Adverse Effect").

               (c) Corporate Power. Each of the Company and Surgi-Pack has all
                   ---------------
requisite corporate power to own and lease its properties and otherwise to conduct the Business, except where the failure to have such power would not have a Material Adverse Effect.

               (d) Ownership Interests. Except as set forth on Schedule 2.1(d),
                   -------------------                         ---------------
neither the Company nor Surgi-Pack owns any subsidiary or has any equity securities of, investment in or loans or advances to any business enterprise or person or any agreements or commitments for such (other than trade terms extended to customers in the ordinary course of business and travel advances to employees), and neither the Company nor Surgi-Pack is subject to any arrangement that could be treated as a partnership for federal income tax purposes.

               (e) Authorization.
                   -------------

                   (i) Each of the Shareholders, Royal Hospitality, the Company and Surgi-Pack has the right, power and authority to enter into this Agreement and each other agreement, instrument or other document required to be executed by such party hereunder, including, but not limited to, the documents listed in Section 10.1 to be delivered by the Shareholders, the Company and Surgi-Pack to Buyer (collectively, the "Other Agreements") and subject in each instance to obtaining all necessary consents and approvals as contemplated herein to consummate the transactions contemplated by, and otherwise to comply with and perform its obligations under, this Agreement and Other Agreements;

                   (ii) The Warrantholder has the right, power and authority to enter into this Agreement, subject to obtaining all necessary consents and approvals as contemplated herein to consummate the transactions contemplated by, and otherwise to comply with and perform its obligations under, this Agreement.

                   (iii) The execution and delivery by Royal Hospitality, the Company and Surgi-Pack of this Agreement and the Other Agreements to which it is a party, and the consummation by Royal Hospitality, the Company and Surgi-Pack of the transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement and the Other Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of Royal Hospitality, the Company or Surgi-Pack, as the case may be, in compliance with its governing documents (including its articles of incorporation and bylaws (as amended)), if applicable, and applicable law;

                                     9


                   (iv) The execution and delivery by the Warrantholder of this Agreement, and the consummation by the Warrantholder of the transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement have been duly authorized by all necessary limited partnership action on the part of the Warrantholder, in compliance with its governing documents (including any partnership agreement (as amended)), if applicable, and applicable law;

                   (v) This Agreement and the Other Agreements to which a Shareholder, Royal Hospitality, the Company or Surgi-Pack is a party constitute the valid and binding agreements of that party that are enforceable against it in accordance with their respective terms, except to the extent that such enforceability may be limited by (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation or similar laws relating to the enforcement of creditors' rights generally, (B) the availability of the remedies of specific performance or injunctive relief which may be subject to the discretion of the court before which any proceeding for such remedies may be brought, or (C) the exercise by any court of its discretion in invoking general principles of equity; and

                   (vi) This Agreement constitutes the valid and binding agreement of the Warrantholder enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation or similar laws relating to the enforcement of creditors' rights generally,
         (B) the availability of the remedies of specific performance or injunctive relief which may be subject to the discretion of the court before which any proceeding for such remedies may be brought, or (C) the exercise by any court of its discretion in invoking general principles of equity.

               (f) Absence of Violations or Conflicts. Except as disclosed
                   ----------------------------------
in Schedule 2.1(f) and except as would not have or reasonably be expected to
   ---------------
have a Material Adverse Effect, the execution and delivery of this Agreement and the Other Agreements by each of the Shareholders, Royal Hospitality, the Company and Surgi-Pack and the consummation by each of the Shareholders, Royal Hospitality, the Company and Surgi-Pack of the transactions contemplated by, or other compliance with or performance under, this Agreement and the Other Agreements by such party, do not and will not with the passage of time or giving of notice or both constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, require any consent under, or result in the creation or imposition of any lien, encumbrance or other material adverse claim or interest other than Permitted Encumbrances (as such term is defined in Section 2.4(a) of this Agreement) under (i) any Contract (as such term is defined in Section 2.6(b) of this Agreement) agreement, commitment, undertaking or other material contract or understanding to which a Shareholder, Royal Hospitality, the Company or Surgi-Pack is a party or to which the Shareholders, Royal Hospitality, the Company or Surgi-Pack or any of such party's assets or properties are subject or bound, (ii) to the best knowledge of the Shareholders, Royal Hospitality, the Company, and Surgi-Pack, any judgment, decree or order of any governmental or regulatory authority to which a Shareholder, Royal Hospitality, the Company or Surgi-Pack or any of such party's assets or properties are subject or bound,
(iii) to the best knowledge of the Shareholders, Royal Hospitality, the Company and Surgi-Pack, any applicable law or regulation, or (iv) any governing documents of Royal Hospitality, the Company or Surgi-Pack (including its articles of incorporation and by-laws (as amended), if applicable).

               (g) No Consents Required. Except as set forth in
                   --------------------
Schedule 2.1(g), to the best knowledge of the Shareholders, Royal
---------------
Hospitality, the Company and Surgi-Pack, no consent, approval, order or authorization of, or registration, declaration or filing with, any third party or any governmental authority on the part of the Shareholders, Royal Hospitality, the Company or Surgi-Pack is required in connection with its execution or delivery of this Agreement or the Other Agreements or the consummation of the transactions contemplated by, or other compliance with or performance under, this Agreement or such Other Agreements by the Shareholders, Royal Hospitality, the Company or Surgi-Pack, excluding, however, any consents, approvals, orders or authorizations, registration, declaration or filing, if any, the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.

         2.2   Financial Matters.
               -----------------

               (a) Financial Statements. The Shareholders have previously
                   --------------------
delivered, or caused to be delivered, to Buyer true and complete copies of
(i) (A) the audited consolidated balance sheets of the Company as of December

                                     10


31, 2004 and December 31, 2003 and the related audited consolidated statements of income and cash flows for the years then ended (the "Audited Company Financials"), and (B) the audited balance sheets of Surgi-Pack as of December 31, 2004 and the related audited consolidated statements of income and cash flows for the year then ended (the "Audited Surgi-Pack Financials" and collectively with the Audited Company Financials, the "Audited Financial Statements"), and (ii) for any fiscal quarter of the Company and Surgi-Pack ended after December 31, 2004 but prior to the Closing Date, (A) the Company's related unaudited consolidated balance sheets as of such fiscal quarter and as of the corresponding period for the Company's fiscal year 2004 of the Company and the unaudited consolidated statements of income and cash flows for the year-to-date period of fiscal year 2005 then ended (the "Interim Company Financials"), and (B) Surgi-Pack's unaudited consolidated balance sheet as of such fiscal quarter and the unaudited consolidated statements of income and cash flows for the year-to-date period of fiscal year 2005 then ended ("Interim Surgi-Pack Financials, and collectively with the Interim Company Financials, the "Interim Financial Statements"). The Interim Financial Statements and the Audited Financial Statements are collectively referred to herein as the "Financial Statements." The Company Interim Financials have been prepared in accordance with GAAP, applied on a basis consistent with the preparation of the Audited Financial Statements and with the prior practice of the Company. The Surgi-Pack Interim Financials have been prepared in accordance with GAAP, applied on a basis consistent with the prior practice of Surgi-Pack. The Financial Statements fairly present in all material respects the consolidated assets and liabilities and consolidated results of operations of the Company and Surgi-Pack, respectively, as of and for the periods presented.

               (b) Absence of Material Adverse Effect. Since December 31, 2004,
                   ----------------------------------
there has not occurred any event resulting in a Material Adverse Effect.

               (c) Absence of Undisclosed Liabilities. Except (i) as referenced
                   ----------------------------------
in the Financial Statements, (ii) for liabilities and obligations arising since December 31, 2004 in the ordinary course of business, (iii) for liabilities and obligations which would not be required to be disclosed in the Financial Statements, or (iv) as set forth on Schedule 2.2(c), neither
                                                  ---------------
the Company nor Surgi-Pack have any material debt, obligations or liabilities (contingent or otherwise).

               (d) Accounts Receivable. The trade accounts receivable (billed
                   -------------------
or unbilled), notes receivable, bid or performance deposits, employee advances and other miscellaneous receivables of each of the Company and Surgi-Pack (collectively, the "Accounts Receivable") are bona fide accounts receivable created in the ordinary course of business. Subject to reserves therefor in the Interim Financial Statements, except as set forth in
Schedule 2.2(d), (i) no customer of the Business is delinquent in payment by
---------------
more than ninety (90) days, (ii) to the best knowledge of the Shareholders, Royal Hospitality, the Company and Surgi-Pack, no customer of the Business has refused or threatened to refuse to pay all or any part of its obligations with respect to the Accounts Receivable for any reason and (iii) to the best knowledge of the Shareholders, Royal Hospitality, the Company and Surgi-Pack, no such customer of the Business is insolvent or bankrupt.

               (e) Accounts Payable. Except for costs and expenses incurred
                   ----------------
by the Company and Surgi-Pack in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of financial advisors, accountants and attorneys, all accounts payable by the Company or Surgi-Pack as of December 31, 2004 or arising since then have been incurred in the ordinary course of business.

         2.3   Taxes.
               -----

               (a) Definitions. For purposes of this Agreement:
                   -----------

                   (i) The term "Code" shall mean the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

                   (ii) The term "Returns" shall mean, collectively, all reports, forms, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of, any Taxes and the term "Return" means any one of the foregoing Returns.

                                     11


                   (iii) The term "Taxes" shall mean (A) all net income, alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, ad valorem, value added, franchise, profits, license, unitary, intangible, corporate loan tax, capital stock tax, lease, service, service use, withholding on amounts paid to or by the Shareholders, the Company or Surgi-Pack, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other taxes, fees, assessments or charges of like kind, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial, state, provincial, local or foreign government; and (B) any penalties, interest, or other additions for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Return; and the term "Tax" shall mean any one of the foregoing Taxes.

               (b) Returns Filed and Taxes Paid. Except as otherwise set forth
                   ----------------------------
in Schedule 2.3, (i) each of the Company and Surgi-Pack has duly filed or
   ------------
caused to be filed (or joined in the filing of), on or before the due date thereof (including any valid extensions), with the appropriate taxing authorities, all Returns that it is required to file; (ii) each such Return (including any amendment thereto) is true, correct, and complete in all material respects; and (iii) all Taxes of the Company and Surgi-Pack due
with respect to, or shown to be due on, each such Return (or amendment) or subsequent assessment with regard thereto, have been timely paid; and (iv) there is no valid basis for the assessment of any deficiency with regard to any such Return. Except as set forth in Schedule 2.3, no Taxes are due and
                                        ------------
not paid as of the Closing Date with respect to any taxable periods or portions of periods ending on or before the Closing Date. Except as set forth in Schedule 2.3, there are no liens, attachments or similar
         ------------
encumbrances on the Company Shares or the Surgi-Pack Shares or on any of the assets of the Company or Surgi-Pack with respect to any Taxes, other than liens for Taxes that are not yet due and payable. Except as set forth in
Schedule 2.3, there are no pending or threatened audits, investigations,
------------
claims, proposals or assessments for or relating to any Taxes. No waiver of any statute of limitations in respect of Taxes or agreement of time with respect to a Tax assessment or deficiency is in effect with respect to the Company or Surgi-Pack.

               (c) QSUB. The Company and Surgi-Pack have each been a "qualified
                   ----
subchapter S subsidiary" (a "QSUB") within the meaning of Code Section 1361(b)(3)(B) and the Treasury Regulations thereunder since December 31,
2004 and will remain so for all periods up to and including the Closing
Date. Any transaction and related election whereby the Company and Surgi-Pack each became a QSUB has not resulted, and will not result, in any Taxes payable by the Buyer, the Company or Surgi-Pack. The Warrants do not constitute stock for purposes of Code Section 1361(b)(1)(D) and the Treasury Regulations thereunder.

               (d) Other. None of Royal Hospitality, the Company or Surgi-Pack
                   -----
have ever been a member of an affiliated group (within the meaning of Code
Section 1504) filing a consolidated federal or state income tax return and neither the Company or Surgi-Pack has any actual or contingent liability for the Taxes of Royal Hospitality or any other third party under Treasury Regulation Section 1.1502 (or any similar income Tax provision of state, local or foreign law), as transferee or successor, by contract or otherwise. Neither the Company nor Surgi-Pack is a party to any Tax allocation or sharing agreement.

               (e) Reportable Transactions. Neither the Company nor Surgi-Pack
                   -----------------------
has participated in any "reportable transaction" as such term is defined in Treasury Regulation Section 1-6011-4(b)(2).

         2.4   Real and Personal Property.
               --------------------------

               (a) Property. For purposes of this Agreement, "Property" or
                   --------
"Properties" means those real and personal properties owned or used by the Company or Surgi-Pack. Schedule 2.4(a) lists all of the real properties
                       ---------------
owned by the Company or Surgi-Pack. Except as set forth on Schedule 2.4(a),
                                                           ---------------
(i) each of the Company and Surgi-Pack has good and marketable title to all Properties owned by it and (ii) none of the Properties are subject to any lien, claim or other encumbrance whatsoever, except for (A) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings, (B) liens shown and described in the Financial Statements, and
(C) (1) liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, laborers, materialmen and the like, (2) easements, building restrictions, rights of way, reservations and such similar encumbrances or charges against real property as are of a nature generally

                                     12


existing with respect to properties of a similar character and which do not in any material way affect the use thereof in the Business, (3) liens, claims, encumbrances or other exceptions which are identified on the title insurance policies issued to the Company or Surgi-Pack with respect to such Properties or otherwise set forth in Schedule 2.4(a), and (4) liens, claims,
                                     ---------------
encumbrances or other exceptions which would not reasonably be expected to have a Material Adverse Effect on such Properties (collectively, the "Permitted Encumbrances").

               (b) Leases; Subleases. For purposes of this Agreement, "Lease"
                   -----------------
means any written or oral lease, sublease or rental agreement (and any related contract, agreement, commitment, arrangement, undertaking or understanding) and all amendments, modifications and supplements thereof and waivers and consents thereunder pursuant to which the Company or Surgi-Pack leases, subleases or rents any real or personal property, either as lessor, lessee, landlord or tenant. Schedule 2.4(b) lists all Leases. No
                            ---------------
Shareholders have executed as individuals, as opposed to on behalf of the Company or Surgi-Pack, any Leases or are otherwise party to any lease, sublease or rental agreement that is used by or for the benefit of the Company or Surgi-Pack. Schedule 2.4(b) describes all oral Leases required to
                       ---------------
be disclosed in Schedule 2.4(b), and true and complete copies of all written
                ---------------
Leases required to be disclosed shall be made available prior to the Closing to Buyer. With respect to each of the Leases: (i) each of the Company and Surgi-Pack is not and, to the best knowledge of the Shareholders, Royal Hospitality, the Company and Surgi-Pack, no other party to such Lease is in material default in connection with each Lease; (ii) to the best knowledge of each of the Shareholders, Royal Hospitality, the Company and Surgi-Pack, no act or event has occurred which, with notice or lapse of time or both, would constitute a material default under such Lease with respect to the Company or Surgi-Pack or any other party; (iii) none of the Shareholders, the Company or Surgi-Pack have been given or received any notice of cancellation or termination in connection with such Lease; (iv) such Lease is the valid and binding agreement of the applicable party (Company or Surgi-Pack), is in full force and effect and is enforceable in accordance with its terms, except as enforceability may be limited by (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation or similar laws relating to the enforcement of creditors' rights generally, (B) the availability of the remedies of specific performance or injunctive relief which may be subject to the discretion of the court before which any proceeding for such remedies may be brought, and
(C) the exercise by any court of its discretion in invoking general principles of equity; and (v) except as disclosed in Schedule 2.1(g), such
                                                     ---------------
Lease will not require consents of any parties thereto in order to be assigned to Buyer hereunder.

               (c) Adequacy; Condition. Except as set forth in Schedule 2.4(c)
                   -------------------                         ---------------
or except as otherwise disclosed to Buyer in writing prior to the Closing:
(i) to the best knowledge of the Shareholders, Royal Hospitality, the Company and Surgi-Pack, the Properties are in good repair and condition subject to reasonable wear and tear and structurally and mechanically sound, as applicable; and (ii) none of the Shareholders, the Company or Surgi-Pack have received notice of any violation (which has not been cured) of, and to the best knowledge of the Shareholders, Royal Hospitality, the Company and Surgi-Pack, each of the Company and Surgi-Pack is in material compliance with all applicable material building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits, health and safety codes or other requirements in respect of any properties subject to a Lease.

               (d) All Necessary Properties. Except as described on
                   ------------------------
Schedule 2.4(d), the Properties and the Leases constitute all of the
---------------
properties (tangible and intangible) which the Company and Surgi-Pack use in connection with the operation of the Business as presently conducted.

         2.5   Intellectual Property; Patents; Trademarks, Trade Names. All
               -------------------------------------------------------
patents, trademarks, service marks, trade names or copyrights owned by or used or proposed to be used by the Shareholders, the Company and Surgi-Pack in connection with the Business and all applications or registrations therefor ("Intellectual Property") and all material contracts, agreements, commitments and understandings relating to the use or license of technology, know-how or processes by the Shareholders, the Company and Surgi-Pack that are known to the Shareholders, the Company or Surgi-Pack and related to or used in the Business (the "Intellectual Property Licenses") are listed in
Schedule 2.5. Except as disclosed in Schedule 2.5: (a) the Company or
------------                         ------------
Surgi-Pack owns (free and clear of all liens, claims and encumbrances, other than Permitted Encumbrances), or has the right to use, all Intellectual Property, whether under Intellectual Property Licenses or otherwise, used in the ordinary conduct of the Business; (b) the consummation of the transactions contemplated by this Agreement will not materially alter or impair any such rights or require any consent or approval, except where the failure to obtain such consent or approval would have or would not reasonably be expected to have a Material Adverse Effect; and (c) no Intellectual Property owned, licensed or used by the Company or Surgi-Pack, or Intellectual Property License of such party is the subject of a lawsuit or any

                                     13


other proceeding, nor, within the three most recently completed fiscal years of the Company or Surgi-Pack, has any party challenged or, to the best knowledge of the Shareholders, Royal Hospitality, the Company and Surgi-Pack, threatened to challenge the right of the Company or Surgi-Pack to use such Intellectual Property or Intellectual Property License or application for any of the foregoing. Except as disclosed in Schedule
                                                             --------
2.1(g), the Intellectual Property does not require the approval or consent
------
of any third-parties in order to be assigned to and assumed by Buyer hereunder.

         2.6   Loans and Contracts.
               -------------------

               (a) Indebtedness. Schedule 2.6(a) sets forth, as of
                   ------------  ---------------
immediately following the Closing, a complete and accurate list or description of all instruments or other documents ("Debt Instruments") relating to any direct or indirect indebtedness for borrowed money of each of the Company and Surgi-Pack, as well as indebtedness by way of industrial development bonds, capital leases, lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by the Company and Surgi-Pack.

               (b) Contracts. Schedule 2.6(b) lists each material contract,
                   ---------  ---------------
agreement, commitment, arrangement, undertaking or understanding (except where the same does not call for the payment or receipt by the Company and Surgi-Pack of cash or other property or services to which either party is a party or bound or to which it or its property is subject, whether written or oral ("Contract," but such list and the term "Contract" shall not include Leases, Intellectual Property Licenses, Debt Instruments, Insurance Policies and employee-related matters of the Shareholders, the Company or Surgi-Pack disclosed elsewhere in this Agreement). Schedule 2.6(b) also separately
                                        ---------------
identifies each Contract pertaining to the customers of the Business that shall be referred to throughout this Agreement as "Customer Contracts." Except as disclosed in Schedule 2.1(f), the Contracts do not require the
                       ---------------
approval or consent of any third-party in connection with the transactions contemplated by this Agreement.

               (c) Insurance. The material terms of all insurance coverage
                   ---------
of each of the Company and Surgi-Pack now in force with respect to the Business (including comprehensive general liability, personal and professional liability, comprehensive general casualty and extended coverage, automobile, boiler and machinery, fire and lightning, marine, endowment, life, and worker's compensation) ("Insurance Policies"), have been disclosed to Buyer, and true and complete copies of such policies will be provided or made available to Buyer prior to Closing. All such policies are in full force and effect and provide insurance, including, without limitation, liability insurance, in such amounts and against such risks as is customary for companies engaged in business comparable to the Business.

               (d) Status. Except as disclosed on Schedule 2.6(d): (i) none
                   ------                         ---------------
of the Shareholders, the Company or Surgi-Pack is, nor, to the best knowledge of the Shareholders, Royal Hospitality, the Company or Surgi-Pack, is any other party in material default in connection with any Lease, Intellectual Property License, Debt Instrument or Contract; (ii) none of the Shareholders, the Company or Surgi-Pack have received any notice of cancellation or termination in connection with any Lease, Intellectual Property License, Debt Instrument or Contract; (iii) each Lease, Intellectual Property License, Debt Instrument and Contract is the valid and binding agreement of the parties thereto which is in full force and effect and is enforceable in accordance with its terms, except as enforceability may be limited by (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation or similar laws relating to the enforcement of creditors' rights generally, (B) the availability of the remedies of specific performance or injunctive relief which may be subject to the discretion of the court before which any proceeding for such remedies may be brought, and (C) the exercise by any court of its discretion in invoking general principles of equity; and (iv) no Lease, Intellectual Property License, Debt Instrument or Contract will require the consent of or payment to any other party to avoid an event of default or event of termination with respect to such Lease, Intellectual Property License, Debt Instrument or Contract (assuming that any required notice of default or termination has been given and any periods for cure have expired) by reason of the transactions contemplated by this Agreement.

         2.7   Employee Plans.
               --------------

               (a) Except as set forth in Schedule 2.7, neither the Company
                                          ------------
nor Surgi-Pack maintains, or is required to maintain or contribute to or otherwise participates in, with respect to employees employed by such party

                                     14


who provide services to the Business (the "Business Employees"), either (i) any employee pension benefit plan, including any employee stock ownership plan ("Pension/Profit Sharing Plan"), or any employee welfare benefit plan ("Welfare Plan") (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including any pension, profit sharing, retirement or thrift plan, or (ii) any other compensation, welfare, fringe benefit or retirement plan, program, stock purchase or stock option plan, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, providing for benefits for or the welfare of any or all of the current or former Business Employees or their beneficiaries or dependents (all of the foregoing in items (i) and (ii) being referred to herein collectively as the "Employee Plans" and individually as an "Employee Plan").

               (b) Neither the Company nor Surgi-Pack has maintained, contributed to or been required to contribute to, nor do any of the Business Employees participate in, a "multiemployer plan" (as defined in Section 3(37) of ERISA). Except as set forth in Schedule 2.7, no amount is due or
                                        ------------
owing from the Shareholders, the Company or Surgi-Pack on account of a "multiemployer plan" (as defined in Section 3(37) of ERISA) or on account of any withdrawal therefrom.

               (c) No Employee Plan, other than an Employee Plan which is an employee pension benefit plan (within the meaning of Section 3(2)(A) of ERISA), provides benefits, including without limitation death, health or medical benefits (whether or not insured), with respect to current or former Business Employees beyond their retirement or other termination of service in the Business (other than (i) coverage mandated by applicable law, (ii) deferred compensation benefits accrued as liabilities on the books of Company or Surgi-Pack, or (iii) benefits the full cost of which is borne by the current or former Business Employee (or his or her beneficiary)).

         2.8   Labor Relations. Except as described in Schedule 2.8 or except
               ---------------                         ------------
as would not have a Material Adverse Effect: (a) there is no unfair labor practice, complaint, charge or other matter against or involving the Company or Surgi-Pack pending or, to the best knowledge of the Shareholders, the Company and Surgi-Pack, threatened before any governmental authority; (b) there is no labor strike, organizing effort, slow down, stoppage or other material labor difficulty pending against or involving the Company or Surgi-Pack or, to the best knowledge of the Shareholders, the Company and Surgi-Pack, threatened against or affecting the Company or Surgi-Pack; (c) no grievance nor any arbitration proceeding arising out of or under collective bargaining agreements to which the Company or Surgi-Pack is a party is pending, and, to the best knowledge of the Shareholders, the Company and Surgi-Pack, no claim therefor exists; and (d) there is no collective bargaining agreement which is binding on the Company or Surgi-Pack.

         2.9   Litigation and Other Proceedings. Except as disclosed in
               --------------------------------
Schedule 2.9, neither the Company or Surgi-Pack is engaged in, a party to,
------------
subject to or, to the best knowledge of the Shareholders, the Company and Surgi-Pack, threatened with any claim, legal or equitable action, or other proceeding (whether as plaintiff, defendant or otherwise and regardless of the forum or the nature of the opposing party) which, if decided adversely, would reasonably be expected to have a Material Adverse Effect.

         2.10  Compliance with Laws.
               --------------------

               (a) Generally. Except as set forth in Schedule 2.10(a), to
                   ---------                         ----------------
the best knowledge of the Shareholders, the Company and Surgi-Pack, the Company and Surgi-Pack are conducting the Business in compliance with all applicable laws excluding, however, any non-compliance which would not reasonably be expected to have a Material Adverse Effect and excluding Environmental Laws (as defined in Section 2.10(c)), as to which the Shareholders' sole representations and warranties are set forth in
Section 2.10(c).

               (b) Permits. Except as set forth in Schedule 2.10(b), to the
                   -------                         ----------------
best knowledge of the Shareholders, the Company and Surgi-Pack, each of the Company and Surgi-Pack holds all permits and franchises necessary to operate the Business as currently operated that are applicable to it, except where the failure to obtain a permit would not reasonably be expected to have a Material Adverse Effect and excluding permits under Environmental Laws, as to which the Shareholders' sole representations and warranties are as set forth in Section 2.10(c).

                                     15


               (c) Environmental.
                   -------------

                   (i)   Except as set forth on Schedule 2.10(c), no person
                                                ----------------
         or party (including, but not limited to, any governmental or regulatory authority) has asserted any pending claim against the Shareholders, the Company or Surgi-Pack relating to any Environmental Law with respect to the Business. Except as set forth on Schedule 2.10(c), none of the Shareholders, Company or
            ----------------
         Surgi-Pack have received oral or written notice of any existing or pending violation, citation, claim, order, direction, instruction or complaint relating to the Business, or any facility now or previously owned or operated by the Company or Surgi-Pack in connection therewith, arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Federal Water Pollution Control Act (Clean Water Act), the Clean Air Act, the National Environmental Policy Act (Environmental Impact Statement), and antipollution, waste control and disposal and environmental "cleanup" provisions of similar statutes of any governmental authority, and all regulations and standards enacted pursuant thereto and all permits and authorizations issued in connection therewith (collectively, "Environmental Laws").

                   (ii) To the best knowledge of the Shareholders, the Company and Surgi-Pack, except as disclosed on Schedule 2.10(c),
                                                        ----------------
         the operation of the Business is in compliance with all applicable Environmental Laws, except for any noncompliance which would not have a Material Adverse Effect.

                   (iii) To the best knowledge of the Shareholders, the Company and Surgi-Pack, except as disclosed on Schedule 2.10(c),
                                                        ----------------
         each of the Company and Surgi-Pack currently holds all required permits, approvals or other authorizations required under or issued pursuant to any Environmental Law with respect to the Business, except for such environmental permits, the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                   (iv) Buyer acknowledges that (A) the representations and warranties contained in this Section 2.10(c) are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to environmental, health or safety matter, including natural resources, related in any way to this Agreement or its subject matter, and (B) no other representation or warranty contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto.

         2.11  Bank Accounts. Schedule 2.11 lists all bank, money market,
               -------------  -------------
savings and similar accounts and safe deposit boxes of the Company and Surgi-Pack, specifying the account numbers and the authorized signatories or persons having access to them.

         2.12  Brokers and Commissions. Except as disclosed in Schedule 2.12,
               -----------------------                         -------------
no person, firm or corporation has asserted or is entitled to any commission or broker's or finder's fee in connection with the other transactions contemplated by this Agreement.

                                 ARTICLE 3
                                 ---------

                   REPRESENTATIONS AND WARRANTIES OF BUYER
                   ---------------------------------------

         Buyer hereby represents and warrants to the Shareholders, Royal Hospitality, the Company and Surgi-Pack as follows:

         3.1   Status of Buyer.
               ---------------

               (a) Organization. Buyer is a duly organized New York
                   ------------
corporation, entitled to conduct business and validly existing in good standing under the laws of the state of New York.

                                     16


               (b) Authorization.
                   -------------

                   (i) Buyer has the right, power and authority to enter into this Agreement and each Other Agreement and to consummate the transactions contemplated by, and otherwise to comply with and perform its obligations under, this Agreement and the Other Agreements;

                   (ii) The execution and delivery by Buyer of this Agreement and the Other Agreements, and the consummation by Buyer of the transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement and the Other Agreements have been duly authorized by all necessary corporate action on the part of Buyer in compliance with its governing documents (including its Articles of Incorporation and Bylaws (as amended)) and applicable law; and

                   (iii) This Agreement and the Other Agreements to which it is a party constitute the valid and binding agreements of Buyer that are enforceable against Buyer in accordance with their respective terms, except to the extent that such enforceability may be limited by (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation or similar laws relating to the enforceability of creditors' rights generally,
         (B) the availability of the remedies of specific performance or injunctive relief, which may be subject to the discretion of the court before which any proceeding for such remedies may be brought, and (C) the exercise by the court of its discretion in invoking general principles of equity.

               (c) Absence of Violations or Conflicts. Except as disclosed in
                   ----------------------------------
Schedule 3.1(c), the execution and delivery by Buyer of this Agreement and
---------------
the Other Agreements and the consummation by Buyer of the transactions contemplated by, or other compliance with or performance under, this Agreement and the Other Agreements, do not and will not with the passage of time or giving of notice or both, constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, require any consent under, or result in the creation or imposition of any lien, encumbrance or other adverse claim or interest upon any properties of Buyer under (i) any contract, agreement, commitment, undertaking or understanding to which Buyer is a party or to which it or any of its assets or properties are subject or bound, (ii) any judgment, decree or order of any governmental or regulatory authority to which Buyer or any of its properties are subject or bound, (iii) to the knowledge of Buyer, any applicable law, or (iv) any governing documents (including its Articles of Incorporation and Bylaws (as amended)).

               (d) No Governmental Consents Required. Except as set forth in
                   ---------------------------------
Schedule 3.1(d), no consent, approval, order or authorization of, or
---------------
registration, declaration or filing with, any governmental or regulatory authority on the part of Buyer is required in connection with its execution or delivery of this Agreement or the Other Agreements or the consummation of the transactions contemplated by, or other compliance with or performance under, this Agreement or such Other Agreements by Buyer.

         3.2   Brokers and Commissions. Except as set forth in Schedule 3.2,
               -----------------------                         ------------
no person, firm or corporation has asserted or is entitled to any commission or broker's or finder's fee in connection with the transactions contemplated by this Agreement by reason of any act or omission of Buyer.

         3.3   Available Funds. As of the date of this Agreement, and as of the
               ---------------
Closing, Buyer will have sufficient funds available to satisfy the obligation of Buyer to pay the Purchase Price as contemplated by Section 1.2 and to pay all fees and expenses of Buyer related to the transactions contemplated by this Agreement.

                                 ARTICLE 4
                                 ---------

          COVENANTS OF THE SHAREHOLDERS, THE COMPANY AND SURGI-PACK
          ---------------------------------------------------------

         4.1   Conduct of Business. From the date hereof to the Closing Date,
               -------------------
except for transactions which are expressly approved in writing by Buyer, the Shareholders, the Company and Surgi-Pack shall refrain from:

                                     17


               (a) subjecting any of the Business's assets, tangible or intangible, to any lien, encumbrance, security interest or other claim of any kind, exclusive of liens arising as a matter of law in the ordinary course of business as to which there is no known default and except for Permitted Encumbrances;

               (b) except for sales in the ordinary course of business or consistent with past practices, selling, assigning, transferring or otherwise disposing of any of the Business's assets or properties;

               (c) making any capital expenditure or acquiring any property or assets (other than inventory and supplies in the ordinary course of business) for a cost to the Company or Surgi-Pack in excess of Ten Thousand Dollars ($10,000) in any one case or Twenty-Five Thousand Dollars ($25,000) in the aggregate;

               (d) modifying, amending, altering or terminating (whether by written or oral agreement, or any manner of action or inaction) any of the Debt Instruments, Leases, Intellectual Property Licenses, Employee Plans, Contracts or Insurance Policies, or entering into any such arrangement which is outside of the ordinary course of business;

               (e) declaring, setting aside or paying any dividends or other distributions, directly or indirectly, to the Shareholders with respect to the Company Shares and the Surgi-Pack Shares;

               (f) entering into any agreement that restricts in any respect the Company and Surgi-Pack from carrying on the Business;

               (g) cancelling any material debts of others or waiving any material claims or rights of the Business;

               (h) increasing in any manner the compensation of any director or officer or increasing in any manner the compensation of any class of employees of the Company or Surgi-Pack;

               (i) increasing in any amount the benefits or compensation of the Shareholders or paying or agreeing to pay any bonus or commission to the Shareholders; and

               (j) taking or permitting any other action that, if taken or permitted immediately prior to the execution of this Agreement, would constitute a breach of or an exception to the representations and warranties in Section 2.1(d) hereof.

         4.2 Affirmative Covenants. From the date hereof to the Closing Date,
             ---------------------
the Shareholders, the Company and Surgi-Pack shall use their reasonable best efforts to:

               (a) maintain the property and liability insurance of the Company and Surgi-Pack in amounts and with coverage at least as great as the amounts and coverage in effect on the date of this Agreement;

               (b) maintain, consistent with past practice, the properties of the Company and Surgi-Pack in good repair, order and condition, reasonable wear and tear excepted, and use their best efforts to preserve its possession and control of all of its assets and properties;

               (c) keep in faithful service the key officers and professional staff of the Company and Surgi-Pack to preserve the goodwill of those having business relations with the Company and Surgi-Pack;

               (d) maintain the books, accounts and records of the Company and Surgi-Pack in a manner consistent with past practice;

               (e) comply with all applicable law relating to the conduct of the Business, and conduct the Business obligations in such a manner so that on the Closing Date the representations and warranties contained in this Agreement shall be true as though such representations and warranties were made on and as of such date, except for changes permitted or contemplated by the terms of this Agreement;

                                     18


               (f) maintain each of the permits and franchises of the Business by and from all third parties, including but not limited to governmental or regulatory authorities, necessary to operate the Business as currently operated that are applicable to it, except where the failure to obtain or maintain a permit would not reasonably be expected to have a Material Adverse Effect;

               (g) provide Buyer with prompt written notice of any event, occurrence or circumstance which could reasonably be expected to have a Material Adverse Effect;

               (h) maintain in inventory quantities of goods, supplies and materials sufficient to allow the Company and Surgi-Pack to continue to operate after the Closing Date free of any shortage of such items; and

               (i) operate the Business only in the ordinary course so as to preserve its business organization intact, including the goodwill of its suppliers, customers and others having business relations with the Company or Surgi-Pack.

         4.3   Access Before Closing. From the date of this Agreement
               ---------------------
until the Closing Date, the Shareholders, the Company and Surgi-Pack will permit Buyer and its representatives reasonable access on reasonable notice during normal business hours to the properties, personal property, personnel, books and records, contracts, and commitments of the Business, including the right to make copies of such books and records, contracts, and commitments. In the event that any record or other information requested by Buyer is subject to a confidentiality agreement with a third party, attorney-client privilege, or other legal restriction or privilege, the Company, Surgi-Pack and Buyer will endeavor to find means of disclosing as much information as practicable that is needed by Buyer to prepare for the transfer of the Business, but the Company will not be obligated to breach such restriction or privilege. Buyer shall return all copies of such books and records, contracts, and commitments promptly upon the request of the Company or Surgi-Pack if for any reason the Closing does not occur. All requests for access to information, properties, personnel or documents pursuant to this Section 4.3 shall be directed to an executive officer or officers of the Company or Surgi-Pack designated by the Company or Surgi-Pack.

         4.4   Consents and Closing Conditions. The Shareholders, the
               -------------------------------
Company and Surgi-Pack shall use commercially reasonable best efforts, and will cooperate with Buyer: (a) to obtain such consents, approvals, authorizations and waivers from third parties and to take other actions as may be required in order to fulfill the closing conditions which are within its control; provided, however, that it is understood that such efforts do not require the Shareholders, the Company or Surgi-Pack to offer or grant financial accommodations to any third party; and (b) to cause the representations and warranties of the Shareholders in Article 2 to be true and correct on and as of the Closing Date. The Shareholders, the Company and Surgi-Pack will use their commercial best efforts to obtain all consents listed on Schedule 2.1(f) and Schedule 2.1(g) (collectively, the
          ---------------     ---------------
"Transaction Consents"). If the Shareholders, the Company and Surgi-Pack do not obtain any Transaction Consent, then, until such Transaction Consent is obtained, the Shareholders, the Company and Surgi-Pack shall make the full economic benefit of the affected asset of the Business available to Buyer from and after the Closing, and this Agreement shall operate, to the maximum extent permitted by law and any applicable contract, as a subcontract, sublease, sublicense or other contractual arrangement with Buyer to perform the obligations thereunder at a fee equal to the consideration receivable or payable by the Shareholders, the Company or Surgi-Pack thereunder.

         4.5   Inquiries and Negotiations. The Shareholders, the Company
               --------------------------
and Surgi-Pack and their respective directors, officers, employees, representatives, advisors or agents (including, without limitation, any investment banker, attorney or accountant retained by any of the Shareholders, the Company and Surgi-Pack) shall immediately cease all existing discussions or negotiations, if any, with any parties conducted heretofore with respect to the acquisition or exchange of all or any material portion of the assets or securities of the Company and Surgi-Pack if such acquisition or exchange would adversely affect Buyer's rights to purchase the Business (by direct purchase from Shareholders, the Company, Surgi-Pack or otherwise) or any business combination, merger, consolidation or similar transaction with or involving either the Shareholders, the Company or Surgi-Pack if such business combination, merger, consolidation or other transaction would adversely affect Buyer's rights to purchase the Business (an "Acquisition Transaction"). Neither the Shareholders, the Company, Surgi-Pack nor any of their respective directors, officers, employees, representatives, advisors or agents (including, without limitation, any investment banker, attorney or accountant retained by any of the Shareholders, the Company or Surgi-Pack) shall directly or indirectly encourage, solicit, participate in or initiate discussions or negotiations with, or provide

                                     19


information to, any corporation, partnership, limited liability company, person or other entity or group (other than Buyer or any of its affiliates) with respect to any inquiries or the making of any offer or proposal concerning an Acquisition Transaction (an "Acquisition Proposal"). The Company or Surgi-Pack will take all necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations under this Section 4.5. The Company or Surgi-Pack will notify Buyer immediately if any such inquiries or proposals are received, any such information is requested, or any such negotiations or discussions are sought to be initiated or continued, the name of the person or entity making such inquiry, proposal or request, the material terms and conditions of such proposals and, thereafter, shall keep Buyer informed, on a current basis, of the status and terms of such inquiry, proposal, negotiations or discussions. The Company and Surgi-Pack agree not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company or Surgi-Pack is a party.

         4.6   Cooperation. The Shareholders, the Company and
               -----------
Surgi-Pack shall provide Buyer all information or assistance reasonably requested by Buyer to bring about the consummation of the transactions contemplated by this Agreement. The Shareholders, Company and Surgi-Pack shall cooperate with Buyer and shall use commercially reasonable efforts to assist Buyer in obtaining all consents or approvals required for consummation of the transactions contemplated by this Agreement. The Shareholders, the Company and Surgi-Pack will cooperate with Buyer and take whatever steps are reasonably necessary and appropriate prior to the Closing to allow the Company and Surgi-Pack under Buyer's ownership to provide to service under the Customer Contracts on the Closing Date.

         4.7   Retention of Customer Contracts. The Shareholders, the
               -------------------------------
Company and Surgi-Pack will use reasonable commercial efforts and will take all reasonable steps to retain the patronage of all customers under Customer Contracts (whether existing business or business obtained after the date hereof). The Shareholders, the Company and Surgi-Pack will promptly notify Buyer of any Customer Contract which terminates or gives notice of termination of service to the Shareholders, the Company or Surgi-Pack on or before the Closing Date and any customer account that has commenced or signed a Customer Contract for new service.

         4.8   Inventory in Service. The Shareholders, the Company and
               --------------------
Surgi-Pack will maintain sufficient stocks of circulating inventory of merchandise in service to the customer under Customer Contracts, will continue to repair and maintain such circulating inventory in accordance with the normal operating procedures of the Company and Surgi-Pack, and will continue to put new merchandise in service in accordance with the normal operating procedures of the Company and Surgi-Pack, but in any event a commercially reasonable manner.

         4.9   Indebtedness for Borrowed Money. The Shareholders, Royal
               -------------------------------
Hospitality, the Company and Surgi-Pack shall cause the Company and Surgi-Pack to have no direct or indirect liability or other indebtedness for borrowed money as of the Closing Date.

         4.10  Employees. Except for the persons separately identified
               ---------
on Schedule 4.10 as "Hospitality Employees" (the "Hospitality Employees")
   -------------
which as of Closing Date are not employees of the Company or Surgi-Pack due to the Hospitality Restructuring, the Shareholders, the Company and Surgi-Pack shall cause all employees of the Company and Surgi-Pack listed on
Schedule 4.10 with his or her position, base salary and employer, to remain
-------------
employed in the provision of services to the Business through the Closing Date by the Company or Surgi-Pack, as the case may be. The covenant contained in this Section 4.10 does not prohibit the termination of an employee's employment by the Company or Surgi-Pack, as the case may be, for cause or the employee's voluntary termination of his or her employment. The Shareholders, the Company and Surgi-Pack shall use reasonable commercial efforts and will take all reasonable steps to retain all such employees. The Shareholders, the Company and Surgi-Pack will promptly notify Buyer of any employee listed on Schedule 4.10 (other than the Hospitality Employees)
                   -------------
which terminates or gives notice of termination of employment to the Shareholders, the Company or Surgi-Pack on or before the Closing Date and any new employee that has been hired prior to the Closing Date.

         4.11  Restrictive Covenants.
               ---------------------

               (a) During the Customer Non-Solicitation Period (as defined in this Section 4.11(a) below), each of the Shareholders covenants and agrees that he shall not solicit, directly or indirectly, on his own behalf or on behalf of any other person or entity, any customer which has a continuing business or contractual relationship with the Company or Surgi-Pack with respect to providing any product or service which is a part of the Business as of the Closing Date. The Customer Non-Solicitation Period is a period beginning as of the Closing Date and ending as

                                     20


of the fifth (5th) anniversary of the Closing Date except that for those customers subject to Customer Contracts which by their respective terms terminate or are subject to renewal for the first time after the Closing Date at any time after the fourth (4th) anniversary of the Closing Date, the Customer Non-Solicitation Period will be the period beginning as of the Closing Date and ending as of the first (1st) anniversary date after the first termination or renewal date after the Closing Date, as specified in the particular Customer Contract. This covenant does not prohibit the Shareholders from soliciting any customer which has a continuing business or contractual relationship with the Company in connection with the Shareholders' operation of a linen supply and commercial laundry business that is not related or providing services to the healthcare industry.

               (b) Except for such actions necessary to ensure the compliance by the Shareholders of their obligations under this Agreement, each Shareholder covenants and agrees that it shall not, for a period commencing at Closing and ending on the fifth (5th) anniversary of the Closing Date, directly or indirectly, on its own behalf or on behalf of any other person or entity, induce or attempt to induce any supplier or business relation of the Company or Surgi-Pack to terminate or breach any contract with the Company or Surgi-Pack, to reduce its volume of business with the Company or Surgi-Pack, to cease doing business with the Company or Surgi-Pack, to divert the business or trade that such person is conducting with the Company or Surgi-Pack or in any way interfere with the relationship between the Company or Surgi-Pack and any supplier or business relation of the Company or Surgi-Pack. This covenant applies to those suppliers and other business relations of the Company or Surgi-Pack and their respective affiliates to which the Shareholders, the Company, Surgi-Pack or any of their respective affiliates has purchased products or services with respect to the Business prior to the Closing Date, and those prospective suppliers or business relations of the Company with which the Shareholders, the Company, Surgi-Pack or any of its affiliates has actively pursued sales or supply opportunities prior to the date hereof with respect to the Business. This covenant does not prohibit the Shareholders from seeking or establishing a business relationship with any supplier or business relation of the Company in connection with the Shareholders' operation of a linen supply and commercial laundry business that is not related or providing services to the healthcare industry.

               (c) Except for such actions necessary to ensure the compliance by the Shareholders of their obligations under this Agreement, each Shareholder covenants and agrees that it shall not, for a period commencing at Closing and ending on the fifth (5th) anniversary of the Closing Date, directly or indirectly own an interest in, operate, join, control, advise, work for, consult to, have a financial interest which provides any control of, or participate in any person or entity producing, designing, providing, soliciting orders for, selling, distributing, consulting to, or marketing or re-marketing products or services competitive with the Business as of the date hereof. This prohibition applies to the entire states of Connecticut, Massachusetts, Maine, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont. This covenant does not prohibit: (i) the mere ownership of less than five (5%) percent of the outstanding stock of any publicly-traded corporation by a Shareholder as long as it is not otherwise in violation of this Agreement; or (ii) the ownership and operation of a linen supply and commercial laundry business by the Shareholders that is not related or providing services to the healthcare industry.

               (d) Except for such actions necessary to ensure the compliance by the Shareholders of their obligations under this Agreement, each Shareholder covenants and agrees that it shall not divert or attempt to divert or take advantage of or attempt to take advantage of any actual or potential business or opportunities of the Business, the Company, Surgi-Pack or Buyer or any of their respective affiliates engaged in a business similar to that of the Business, of which (a) such Shareholder became aware as the result of the Company's or Surgi-Pack's conduct of the Business or its relationship with Buyer or any of its affiliates and (b) relate specifically to the Business, or any part thereof, as of the date hereof. This covenant does not prohibit the ownership and operation of a linen supply and commercial laundry business by the Shareholders that is not related or providing services to the healthcare industry.

               (e) The Shareholders agree that for a period commencing at Closing and ending on the fifth (5th) anniversary of the Closing Date, the Shareholders shall not, without Buyer's prior consent: (i) hire away, or cause any other person or entity to hire away any employee of Buyer, including, but not limited to, any Business Employee and any employees listed on Schedule 4.10 that are then employed by Buyer, or (ii) directly or
          -------------
indirectly entice or solicit or seek to induce or influence any of such employees to leave their employment with Buyer; provided, however, that this
                                                --------  -------
prohibition shall not apply to the Hospitality Employees.

                                     21


               (f) The Shareholders acknowledge that they have had access to certain confidential trade secrets, information, observations, records, customer lists, data, drawings, writings or other materials owned by the Company and Surgi-Pack. The Shareholders agree that the Shareholders will not directly or indirectly disclose to others or use for his or her own benefit or for the benefit of others any of the foregoing information. All records, files, writings, drawings, lists, data and similar materials and information that the Shareholders prepared, used or otherwise came into contact with during the course of their control of the Company or Surgi-Pack will, as between the Company, Surgi-Pack and the Shareholders, at all times remain the sole property of the Company or Surgi-Pack. The provisions of this Section 4.11(f) will not: (i) apply to the operation of the Company, Surgi-Pack or their respective Businesses to the extent that the Shareholders acquire information from parties other than the Company, Surgi-Pack, Buyer or their subsidiaries or affiliates; or (ii) apply to any information, matter or thing that is available in the public domain or that has been disclosed to others by the Company, Surgi-Pack, Buyer or their respective subsidiaries, affiliates, employees or agents; (iii) apply to information solely relating to the Hospitality Business; or (iv) apply to any information, matter or thing that the Shareholders are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigation demand or similar process) to disclose; provided, however, that the Shareholders will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this paragraph.

               (g) Each of the parties hereto acknowledges and agrees that the covenants set forth in this Section 4.11 are reasonable and valid in duration, geographic area, scope and in all other respects. The parties acknowledge that the laws and public policies of the various states of the United States and other jurisdictions might differ as to the validity and enforceability of the covenants contained in this Section 4.11. It is the intention of the parties that the provisions of this Section 4.11 shall, to the fullest extent permissible under the law and public policy, be enforced by the courts of each state and jurisdiction in which enforcement is sought, and that the unenforceability (or the modification necessary to conform the covenants contained in this Section 4.11 with such law and public policy) of any part of this Section 4.11 shall not be deemed to render unenforceable any other part of this Agreement. Accordingly, if any provision of this
Section 4.11 is deemed too restrictive by any court of competent jurisdiction in any proceeding involving the validity of such provision, the arbitrator or court making the determination of invalidity or unenforceability may reduce, and it is the parties' intention that such arbitrator or court should reduce, the offending provision to the maximum restriction the arbitrator or court deems reasonable under the circumstances.

               (h) Each of the parties hereto acknowledges that the remedy at law of the non-breaching party for breach of the covenants contained herein will be inadequate and will give rise to irreparable injury to the non-breaching party and that, in addition to any other remedy the non-breaching party may have, it will be entitled to an injunction restraining any breach or threatened breach, without bond or other security being required. Each of the parties further acknowledges and agrees that the covenants contained in this Section 4.11 are necessary for the protection of the legitimate business interests of the non-breaching party and its affiliates and are reasonable in scope and content.

         4.12  Hospitality Business of the Company and Surgi-Pack.
               --------------------------------------------------
Prior to the Closing Date, the Shareholders, the Company and Surgi-Pack shall have completed the Hospitality Restructuring and there shall be no hospitality related business, assets, liabilities, obligations, employees or properties owned by, included in, associated with or related to the Business, Company or Surgi-Pack as of the Closing Date.

         4.13  Audit of the Company and Surgi-Pack. Prior to the
               -----------------------------------
Closing Date and after the Hospitality Restructuring has been completed, the Shareholders, at their sole expense, shall direct Bannon & Company PC to conduct and complete an audit of the financial statements of Company and Surgi-Pack as of and for the year ended December 31, 2004 (the "Audit") and to deliver such Audit to Buyer.

         4.14  Termination of Covenants. The covenants set forth in
               ------------------------
this Article 4 shall terminate effective as of the Closing, except for the covenants set forth in Section 4.11, which shall terminate in accordance with the respective time periods set forth therein.

                                     22


                                  ARTICLE 5
                                  ---------

                             COVENANTS OF BUYER
                             ------------------

         5.1   Consents and Closing Conditions. Buyer shall use commercially
               -------------------------------
reasonable efforts (i) to obtain such consents, approvals, authorizations and waivers from third parties and to take other actions as may be required in order to fulfill the closing conditions which are within its control; provided, however, that it is understood that such efforts shall not require Buyer to offer or grant financial accommodations to any third party, and
(ii) to cause the representations and warranties of Buyer in Article 3 to be true and correct on and as of the Closing Date.

         5.2   Cooperation. Buyer shall provide the Shareholders, the Company
               -----------
and Surgi-Pack all information or assistance reasonably requested by the Shareholders, the Company and Surgi-Pack to bring about the consummation of the transactions contemplated by this Agreement. Buyer shall cooperate with the Shareholders, the Company and Surgi-Pack and shall use commercially reasonable efforts to assist the Shareholders, the Company and Surgi-Pack in obtaining all consents or approvals required for consummation the transactions contemplated by this Agreement.

                                 ARTICLE 6
                                 ---------

                                TAX MATTERS
                                -----------

         6.1   Payment of Taxes. The Company and Surgi-Pack shall timely pay,
               ----------------
before the same shall become delinquent and before interest and penalties accrue thereon, all Taxes (but only to the extent not included as a liability for purposes of calculating Estimated Working Capital or Closing Working Capital) (a) shown (or required to be shown) on any Return (or amendment thereto) filed (or required to be filed) by the Company, Surgi-Pack or Royal Hospitality in respect of the Company or Surgi-Pack prior to the Closing Date, or (b) that become due from or payable by the Company or Surgi-Pack before the Closing Date.

         6.2   Cooperation and Records Retention. From time to time, the
               ---------------------------------
Shareholders, the Company, Surgi-Pack and Buyer shall provide, and shall cause their respective accountants and other representatives to provide, to each other on a timely basis, the information that they or their accountants or other representatives have within their control and that may be reasonably necessary in connection with the preparation of any Return or the examination by any taxing authority or other administrative or judicial proceeding relating to any Return. The Shareholders, the Company, Surgi-Pack and Buyer shall retain or cause to be retained, until the applicable statutes of limitations (including any extensions and carryovers) have expired, copies of all Returns for all tax periods beginning before the Closing Date, together with supporting work schedules and other records or information that may be relevant to such Returns.

         6.3   Tax Elections. No new elections with respect to Taxes, or any
               -------------
changes in current elections with respect to Taxes, affecting the Business shall be made by the Company or Surgi-Pack after the date of this Agreement without the prior written consent of Buyer.

         6.4   Tax Treatment. The parties hereto intend for U.S. federal
               -------------
income tax purposes that (i) the transactions contemplated by this Agreement will be treated as an acquisition by the Buyer of assets of the Company and Surgi-Pack pursuant to Treasury Regulation Section 1.1361-5(b)(3) Example 9,
(ii) the Escrowed Consideration, the Non-Renewal Holdback Amount and the Equipment Holdback Amount will be treated with respect to Royal Hospitality as an obligation subject to tax under the "installment method" pursuant to Code Section 453. None of the Company, Surgi-Pack, the Warrantholder or the Buyer shall take a position in any Return or examination or other administrative or judicial proceeding (including any ruling request) relating to any Tax that is inconsistent with such treatment.

         6.5   Tax Convention. Whenever it is necessary for purposes of the
               --------------
Closing, any payment or indemnification required under Article 7 or any other provision of this Agreement to determine any liability for Taxes attributable to a period or any portion thereof ending on the Closing Date or any period straddling the Closing Date, and the Return in respect of such Tax liability relates to a taxable year or period beginning on or before and

                                     23


ending after the Closing Date, the determination shall be made by apportioning the total Taxes involved by treating the Closing Date as the end of a short taxable year of the Company and Surgi-Pack. In making this computation, exemptions, allowances, or deductions calculated on an annual basis, such as the deduction for depreciation, shall be apportioned as provided in the Code. All real property and personal property Taxes which are past due or have been due upon any real property or personal property of the Company and Surgi-Pack prior to the Closing Date shall be paid by Royal Hospitality (or if Royal Hospitality has objected to such Taxes, Royal Hospitality shall assume responsibility for such Taxes), together with any penalty or interest thereon. Current real property and personal property Taxes and special assessments shall be prorated and adjusted as of the Closing Date on a per diem basis. If current Tax bills are unavailable at the Closing Date, the prior year's Tax bills shall be used for proration purposes and when the current year's tax bills are received, the proration shall be recalculated and the appropriate payment shall be made forthwith.

         6.6   Continuing QSUB Status. Other than the transactions
               ----------------------
contemplated herein, Shareholders, Royal Hospitality, the Company, Surgi-Pack or the Warrantholder shall not take any action, fail to take any action, or permit any person, including without limitation the Warrantholder, to take any action, that could result in the Company or Surgi-Pack ceasing to be a QSUB within the meaning of Code Section 1361(b)(3)(B) for all periods through the Closing Date.

         6.7   Tax Clearance Certificate. Royal Hospitality shall use its best
               -------------------------
efforts to obtain and provide to Buyer any state or local tax clearance certificates with respect to the Company and Surgi-Pack as soon as practicable after the Closing Date.

         6.8   Employment Tax Matters. Buyer, the Company and Surgi-Pack agree
               ----------------------
to utilize or cause their respective affiliates to utilize the alternate procedure set forth in Revenue Procedure 2004-53 with respect to wage reporting.

                                 ARTICLE 7
                                 ---------

                              INDEMNIFICATION
                              ---------------

         7.1   Indemnification of the Buyer. Subject to the provisions of this
               ----------------------------
Article 7, by execution of this Agreement, Royal Hospitality and the Shareholders hereby acknowledge that the Buyer shall be entitled to full indemnification of the following by Royal Hospitality and the Shareholders jointly and by Royal Hospitality and each Shareholder severally:

               (a) any and all loss, liability or damage (including judgments and settlement payments) (a "Loss") incurred by the Company, Surgi-Pack or Buyer incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant by the Shareholders made or contained in this Agreement or in any Exhibit, Schedule, certificate, Other Agreement or other document executed and delivered to Buyer by the Shareholders or by or on behalf of the Company or Surgi-Pack under or pursuant to this Agreement or the transactions contemplated herein;

               (b) any and all Losses incurred by the Company, Surgi-Pack or Buyer relating to Taxes (other than any Taxes of the Company or Surgi-Pack for which Buyer is liable pursuant to the other provisions of this Agreement) of Royal Hospitality, the Company or Surgi-Pack which arise from or relate to (i) Royal Hospitality's, the Company's, Surgi-Pack's or the Shareholders' activities through the Closing Date, or (ii) Tax periods ending on or prior to the Closing Date;

               (c) any and all Losses incurred by the Company, Surgi-Pack or Buyer relating to any breach by the Shareholders, the Company or Surgi-Pack of their or its obligations or any violation of law with respect to current or former employees of the Company or Surgi-Pack (including without limitation any applicable laws with respect to employment discrimination or sexual harassment), or the Company's, Surgi-Pack's or the Shareholders' obligations with respect to any of the employees of the Company or Surgi-Pack under any pension, profit sharing or retirement plan, collective bargaining agreement, consulting agreement, life insurance, Employee Plan or other

                                     24


employee welfare benefit plan or vacation policy relating to any time prior to the Closing Date, and in particular, obligations for medical or life insurance benefits of any former or retired employees of the Company or Surgi-Pack;

               (d) any obligations, liabilities, injuries or damages arising, accruing or existing prior to the Closing Date with respect to the Business Employees (as defined in Section 2.7) including, without limitation, any matters arising under laws governing wages and hours, employment discrimination, occupational safety and health, workers' compensation, the payment and withholding of employment taxes and any alleged violations of the law;

               (e) any liabilities to the extent that the Shareholders, the Company or Surgi-Pack is insured or otherwise indemnified therefor;

               (f) liabilities and obligations arising prior to, on or before the Closing Date under the Contracts, Leases, Intellectual Property Licenses, Debt Instruments or Insurance Policies other than the principal amount of accounts payable with respect thereto included in the Closing Net Working Capital of the Company or Surgi-Pack, as applicable;

               (g) all liabilities and obligations arising with respect to Contracts, Leases, Intellectual Property Licenses, Debt Instruments or Insurance Policies, in each instance as to which the Shareholders, the Company or Surgi-Pack is in breach or default as of the Closing Date, other than the principal amount of accounts payable with respect thereto included in the Closing Net Working Capital of the Company or Surgi-Pack, as applicable, without regard to whether such liability or obligation arises or is attributable to the time period before, at or after the Closing Date including, without limitation, default-related penalties, fees and interest imposed by third parties under the terms of such Contract, Lease, Intellectual Property License, Debt Instrument or Insurance Policy, and out-of-pocket costs and expenses incurred by Buyer in handling and resolving same including attorneys fees and costs;

               (h) all liabilities of the Shareholders, the Company and/or Surgi-Pack for commissions or fees owed to any finder or broker in connection with the transactions contemplated hereunder;

               (i) all liability arising prior to the Closing Date under Environmental Laws by reason of statute, tort or contract, and such liability whether known or unknown, asserted or unasserted, present or future, relating to the Property arising prior to the Closing Date, including, without limitation, any such liability which arises directly or indirectly from the condition of the Property or the activity of the Shareholders, the Company or Surgi-Pack or their respective officers, employees, contractors, agents, servants or assigns, or of any third party, prior to Closing;

               (j) all liabilities and obligations of the Shareholders and all liabilities and obligations that are existing on or prior to Closing of the Company or Surgi-Pack under or related to any long-term indebtedness;

               (k) any suits, actions, claims or litigation existing or yet to be commenced with respect to alleged infringements by the Shareholders, the Business, the Company or Surgi-Pack on or prior to the Closing Date of patents, trademarks, trade names or other intellectual property rights of others;

               (l) any suits, actions, claims or litigation existing or yet to be commenced arising out of or in connection with the Shareholders', the Company's or Surgi-Pack's conduct of the Business on or prior to the Closing Date; and

               (m) any and all Losses incurred by the Buyer, the Company or Surgi-Pack incident to, arising in connection with, resulting from or otherwise related to the Shareholders', the Company's or Surgi-Pack's communications and/or relationship with Allouette Capital, Inc.;

               (n) any and all Losses incurred by the Buyer, the Company or Surgi-Pack incident to, arising in connection with or resulting from any matter disclosed, or required to be disclosed, on Schedules 2.3, 2.9, 2.10(a), 2.10(b) or 2.10(c);

               (o) any and all amounts of the Accounts Receivable that Buyer has used its commercially reasonable efforts to collect, but that have not been so collected by Buyer within the one hundred twenty (120) day

                                     25


period after the Closing Date and that are in excess of the amounts reserved for such Account Receivables on the Financial Statements, provided that if the Shareholders indemnify Buyer under this Section 7.1(o), Buyer shall reassign to the Shareholders, by written instrument reasonably acceptable to both Buyer and the Shareholder, such Accounts Receivable accounts that have gone uncollected and for which the Shareholders have made indemnifying payments hereunder;

               (p) any and all Losses relating to Taxes arising out of or in connection with any inability of Buyer, the Company or Surgi-Pack, or any of their successors or assigns, after audit or examination by any relevant taxing authority, to include in the purchase price of the assets of the Company and Surgi-Pack for Tax purposes the amount of the Purchase Price, as adjusted, paid to the Warrantholder; and

               (q) any and all reasonable costs and expenses and all other Losses incurred in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described in this Section 7.1, or in enforcing its right to indemnification hereunder, including, by way of illustration and not limitation, all reasonable legal and accounting fees, other reasonable professional expenses and all filing fees and reasonable collection costs incident thereto and all such reasonable fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in a Loss.

         7.2   Indemnification of the Shareholders. By execution of this
               -----------------------------------
Agreement, Buyer hereby acknowledges that Royal Hospitality and the Shareholders shall be entitled to full indemnification by the Buyer of the following:

               (a) any and all Losses incurred by Royal Hospitality and the Shareholders incident to, arising in connection with or resulting from any misrepresentation, breach or nonperformance of any representation, warranty or covenant by Buyer made or contained in this Agreement or in any Exhibit, Schedule or certificate executed and delivered to Royal Hospitality and the Shareholders by Buyer; and

               (b) any and all Losses incurred in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described above, or in enforcing its rights to indemnification hereunder, including, by way of illustration and not limitation, all reasonable legal and accounting fees, other reasonable professional expenses and all filing fees and reasonable collection costs incident thereto and all such reasonable fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in a Loss.

         7.3   Notice of and Procedures for Collecting Indemnification.
               -------------------------------------------------------

               (a) When Buyer, on the one hand, or Royal Hospitality or the Shareholders, on the other hand, become aware of a situation which may result in Losses for which it or they would be entitled to be indemnified hereunder, Buyer, on the one hand, or Royal Hospitality or the Shareholders, on the other (the "Indemnitee" or "Indemnitees") shall submit promptly a written notice (the "Initial Claim Notice") to the other party or parties from which indemnification may be forthcoming pursuant to Section 7.1 or 7.2 (the "Indemnitor" or "Indemnitors") to such effect after it first becomes aware of such matter and shall furnish the Indemnitor(s) with such information as it has available demonstrating its right or possible right to receive indemnity. If the potential claim is predicated on, or later results in, the filing by a third party of any action at law or in equity (a "Third Party Claim"), the Indemnitee(s) shall provide promptly to the Indemnitor(s) a supplemental Initial Claim Notice not later than twenty (20) calendar days prior to the date on which a responsive pleading must be filed, and shall also furnish a copy of such claim (if made in writing) and of all documents received from the third party in support of such claim. In addition, each Initial Claim Notice shall name, when known, the person or persons making the assertions which are the basis for such claim. Failure by the Indemnitee(s) to deliver an Initial Claim Notice or an update thereof in a timely manner shall not relieve the Indemnitor(s) of any of its or their obligations under this Agreement except to the extent that such failure results in actual and material prejudice to the Indemnitor(s).

               (b) If, prior to the expiration of thirty (30) calendar days from the receipt by the Indemnitor(s) of an Initial Claim Notice (the "Claim Answer Period"), the Indemnitor(s) shall request in writing that such claim not be paid, the same shall not be paid, and the Indemnitor(s) shall settle, compromise or litigate in good faith such claim, and employ attorneys of its choice to do so; provided, however, that the Indemnitee(s) shall not be required to

                                     26


refrain from paying any claim which has matured by court judgment or decree, unless appeal is taken therefrom and proper appeal bond posted by the Indemnitor(s), nor shall the Indemnitee(s) be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of its assets or a default in a lease or other contract except a lease or other contract which is the subject of the dispute. The Indemnitee(s) shall cooperate fully to make available to the Indemnitor(s) and its or their attorneys, representatives and agents, all pertinent information under its control. The Indemnitee(s) shall not settle or compromise any contested claims without the prior consent of the Indemnitor(s), which shall not be unreasonably withheld or delayed.

               (c) At such time as Losses for which the Indemnitor(s) is or are liable hereunder are incurred by Indemnitee by actual payment thereof or by entry of a final judgment, the Indemnitee(s) shall forward a Final Claims Statement to the Indemnitor(s) setting forth the amount of such damages in reasonable detail on an itemized basis. The Indemnitee(s) shall supplement the Final Claims Statement with such supporting proof of loss (e.g. vouchers, canceled checks, accounting summaries, judgments, settlement agreement, etc.) as the Indemnitor(s) may reasonably request in writing within thirty (30) calendar days after receipt by Indemnitor(s) of a Final Claims Statement. All amounts reflected on Final Claims Statements shall be paid promptly by the Indemnitor(s) to the Indemnitee(s) and the Indemnitee(s) shall have the right to immediate payment of proceeds from insurance policies paid to Indemnitor(s) in connection with the claim for which the indemnification right arose.

         7.4   Limitations on Indemnification. Notwithstanding any other
               ------------------------------
provision of this Article 7, (i) no Indemnitee shall be entitled to indemnification hereunder for Losses arising out of or based upon any inaccuracy in or breach of any representation or warranty made in or pursuant to this Agreement or any Other Agreement until the aggregate of all Losses to such Indemnitee exceeds Two Hundred Fifty Thousand Dollars ($250,000) (the "Threshold Amount") and then such Indemnitee shall be entitled to indemnification for all of such Losses, and (ii) no Indemnitor shall be liable for aggregate Losses under this Agreement in excess of Ten Million Dollars ($10,000,000) in the aggregate. For the avoidance of doubt, Royal Hospitality's and the Shareholders' collective total liability for all Losses under this Agreement shall not exceed $10,000,000 in the aggregate. The limitations set forth in this Section 7.4, however, shall not apply to
(i) amounts paid in satisfaction of the judgment (including interest and attorneys fees) of claims arising out of the suit captioned Lily
                                                            ----
Transportation Corp v. Royal Institutional Service, Inc., Gem Laundry LLC
-------------------------------------------------------------------------
d/b/a Harbor Healthcare Laundry Services; Mark Leibovitz, Mark Johnson and
--------------------------------------------------------------------------
Shawn Ryan, initially filed in the Superior Court of the County of Norfolk,
----------
Massachusetts, or (ii) the covenants to be performed by the Shareholders set forth in Section 4.11. In addition, the calculation of the Threshold Amount shall include any Losses incurred by an Indemnitee for which the Indemnitee would have been entitled to claim indemnification under this Article 7 with respect to a breach of representation or warranty but for such representation or warranty being qualified by materiality or by reference to a Material Adverse Effect. Notwithstanding any provision of this Section 7.4 to the contrary, the limitations set forth in this Section 7.4 shall not apply to any claim for indemnification for Losses by Buyer relating to or arising from any breach of the representations and warranties set forth in
Section 2.1(a).

         7.5   Payment of Claims for Indemnification. Any amounts
               -------------------------------------
payable to Buyer pursuant to the provisions of Section 7.1 shall be the responsibility of Royal Hospitality and the Shareholders jointly and severally. Any such amounts shall be paid promptly upon notice of the Buyer to Royal Hospitality or the Shareholders of incurrence of such Loss and an explanation of the Losses for Buyer's demand for indemnification under this
Article 7; provided, however, that such payment obligation shall be
           --------  -------
satisfied, subject to the limitations set forth in Section 7.4, (i) first, by payment to Buyer from the Escrowed Consideration, to the extent available, pursuant to the terms of the Escrow Agreement, and (ii) second, directly by Royal Hospitality and/or the Shareholders, with the Buyer initially making demand for indemnification against Royal Hospitality and/or all Shareholders simultaneously, then making such demand against Royal Hospitality and/or any Shareholder individually if upon Buyer's discretion Royal Hospitality or any Shareholder has refused or is unable to meet its indemnification payment obligations under this Agreement. Notwithstanding anything set forth in this Section 7.5, Royal Hospitality and/or the Shareholders agree that they will directly and promptly pay (or cause to be paid) any amounts (including interest and attorneys fees) due and owing in satisfaction of the judgment or in settlement of claims arising out of the judgment captioned Lily Transportation Corp v. Royal Institutional Services,
                   ---------------------------------------------------------
Inc., Gem Laundry LLC d/b/a Harbor Healthcare Laundry Services, Mark
--------------------------------------------------------------------
Leibovitz, Mark Johnson and Shawn Ryan, initially filed in the Superior
--------------------------------------
Court of the County of Norfolk, Massachusetts, and such amounts will not be satisfied from the Escrowed Consideration. Any amounts payable to Royal Hospitality or the Shareholders pursuant to the provisions of Section 7.2 of this Agreement shall be the responsibility of Buyer and shall be paid promptly upon notice of Royal Hospitality or the Shareholders to the Buyer

                                     27


of incurrence of such Loss and an explanation of the Losses for Royal Hospitality's or the Shareholders' demand for indemnification under Section
7.2 of this Agreement. Any amounts payable pursuant to this Article 7 shall be reduced by (i) any Tax benefit realized by the Indemnitee(s) arising (directly or indirectly) from the Losses giving rise to such payment, and shall be treated as an adjustment to the Purchase Price for Tax purposes and
(ii) the amount, if any, of insurance proceeds actually paid to the Indemnitee(s) with respect to the event giving rise to such Losses.

         7.6   Survival of Representations and Warranties; Survival of
               -------------------------------------------------------
Indemnification.
---------------

               (a) Any other provision hereof to the contrary notwithstanding, the parties agree that the representations and warranties of the parties contained in this Agreement and any certificates delivered pursuant to this Agreement shall survive the Closing and any investigation made by either party prior to the Closing Date until 5:00 p.m. (Eastern time) on the 60th-month anniversary of the Closing Date, except that (i) solely in the case of the representations and warranties contained in
Section 2.3, which shall survive until 5:00 p.m. (Eastern time) on the 30th day following the expiration of the applicable statute of limitations, if later (giving effect to any waiver, mitigation or extension thereof); and
(ii) solely in the case of the representations and warranties contained in
Section 2.1(a), which survive without limitation.

               (b) The Buyer, on the one hand, and Royal Hospitality and the Shareholders, on the other hand, shall only be entitled to indemnification under this Article 7 if a written notice describing the claim for which indemnification is sought is signed by an executive officer of the Buyer or Royal Hospitality or by the Shareholders, as the case may be, and is submitted to the Buyer, Royal Hospitality or the Shareholders, not later than 5:00 p.m. (Eastern time) on the 60th-month anniversary of the Closing Date, except solely with respect to indemnification claims pursuant to
Section 7.1(a) as related to representations and warranties contained in
Section 2.3 and covenants contained in Article 6, and with respect to indemnification claims made pursuant to Section 7.1(b) or Section 7.1(p), such indemnification obligations survive until 5:00 p.m. (Eastern time) on the 30th day following the expiration of the applicable statute of limitations, if later (giving effect to any waiver, mitigation or extension thereof), in accordance with Section 7.3 hereof.

Any claim for indemnification pursuant to this Article 7 not made prior to the expiration of the applicable period described in this Section above shall be extinguished, and all representations and warranties with respect to which no claim is made prior to the expiration of the applicable period described above shall expire and be of no further force and effect. Notwithstanding any provision of this Section 7.6 to the contrary, the time limitations set forth in this Section 7.6 shall not apply to the survival of
(i) any claim by either party for actual fraud or intentional misrepresentation, and (ii) any claim by Buyer for indemnification for Losses relating to: (A) or arising from any breach of the representations and warranties set forth in Section 2.1(a); (B) matters described in Sections 7.1(h) or (m); or (C) the obligations of Royal Hospitality and/or the Shareholders to pay amounts arising out of the suit captioned Lily
                                                                  ----
Transportation Corp., v. Royal Institutional Services, Inc., Gem Laundry LLC
----------------------------------------------------------------------------
d/b/a Harbor Healthcare Laundry Service, Mark Leibovitz, Mark Johnson and
-------------------------------------------------------------------------
Shawn Ryan, initially filed in the Court of the County of Norfolk,
----------
Massachusetts as set forth in Section 7.5.

         7.7   Exclusive Remedy. From and after the Closing, this
               ----------------
Article 7 shall provide the sole and exclusive remedy for the parties hereto with respect to any claim relating to the subject matter of this Agreement and the transactions contemplated herein. The parties hereto agree to treat any payment pursuant to this Article 7 as an adjustment to the Purchase Price for all Tax purposes.

                                 ARTICLE 8
                                 ---------

                        BUYER'S CONDITIONS TO CLOSING
                        -----------------------------

         The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment to Buyer's reasonable satisfaction of each of the following conditions:

         8.1   Continued Truth of Warranties. The representations and
               -----------------------------
warranties of the Shareholders and the Company herein contained shall be true and correct in all material respects as of the Closing Date.

                                     28


         8.2   Performance of Covenants. Each of the Shareholders and the
               ------------------------
Company shall have performed in all material respects all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including, but not limited to, both the Hospitality Restructuring and the Company Audit having been completed prior to the Closing Date.

         8.3   No Event Causing a Material Adverse Effect. There shall have
               ------------------------------------------
been no event, occurrence or circumstance from the date of this Agreement through the Closing Date that has caused Material Adverse Effect in the Business.

         8.4   Permits and Consents. The Shareholders and the Company shall
               --------------------
have secured all Transaction Consents and all other appropriate orders, consents, approvals and clearances to be obtained by the Shareholders and the Company, in form and substance reasonably satisfactory to Buyer, by and from all third parties, including but not limited to governmental or regulatory authorities, whose order, consent and approval or clearance is required by contract or applicable law for the consummation of the transactions herein contemplated.

         8.5   No Litigation. There shall not be any litigation or proceeding
               -------------
pending or threatened (including, without limitation, any litigation or proceeding arising under the antitrust, competition, trade or securities laws) to restrain or invalidate the transactions contemplated by this Agreement.

         8.6   Authorization. All corporate action necessary to authorize the
               -------------
execution, delivery and performance by the Shareholders and Company of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by each of the Shareholders and the Company and the Shareholders and the Company shall have furnished Buyer with copies of all applicable resolutions adopted by the Boards of Directors and shareholder(s) of each of the Shareholders and the Company certified by the Secretary or Assistant Secretary of each of the Shareholders and the Company.

         8.7   Closing Documents. The Shareholders, the Company and Surgi-Pack
               -----------------
shall have delivered all documents required to be delivered by Shareholders and the Company at Closing, as more specifically set forth in this Agreement, in each case in form and substance reasonably satisfactory to Buyer.

         8.8   Audit. The Audit shall have been completed and an unqualified
               -----
opinion of Bannon & Company PC as to the Audited Financial Statements shall have been delivered by Shareholders to Buyer prior to the Closing Date.

                                 ARTICLE 9
                                 ---------

   CONDITIONS TO CLOSING OF THE SHAREHOLDERS, THE COMPANY AND SURGI-PACK
   ---------------------------------------------------------------------

         The respective obligations of the Shareholders, the Company and Surgi-Pack to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment to their reasonable satisfaction of the following conditions:

         9.1   Continued Truth of Warranties. The representations and
               -----------------------------
warranties of Buyer herein contained shall be true and correct in all material respects on and as of the Closing Date.

         9.2   Performance of Covenants. Buyer shall have performed in all
               ------------------------
material respects all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         9.3   Permits and Consents. Buyer shall have secured all appropriate
               --------------------
orders, consents, approvals and clearances to be obtained by it, in form and substance reasonably satisfactory to the Shareholders, the Company and Surgi-Pack, by and from all third parties, including but not limited to governmental and regulatory authorities, whose order, consent, approval or clearance is required by contract or applicable law for the consummation of the transactions herein contemplated.

                                     29


         9.4   No Litigation. There shall not be any litigation or proceeding
               -------------
pending or threatened (including, without limitation, any litigation or proceeding arising under the antitrust, competition, trade or securities laws) to restrain or invalidate the transactions contemplated by this Agreement.

         9.5   Closing Documents. Buyer shall have delivered all documents
               -----------------
required to be delivered by it at Closing, as more specifically set forth in this Agreement, in each case in form and substance satisfactory to the Shareholders, the Company and Surgi-Pack.

                                 ARTICLE 10
                                 ----------

                    DOCUMENTS TO BE DELIVERED AT CLOSING
                    ------------------------------------

         10.1  Documents to be Delivered by the Shareholders, the Company and
               --------------------------------------------------------------
Surgi-Pack. At the Closing, the Shareholders, Royal Hospitality, the Company
----------
and Surgi-Pack shall:

               (a) Deliver to Buyer a certificate of incumbency and copies of the resolutions adopted by the Boards of Directors of Royal Hospitality, the Company and Surgi-Pack, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of Royal Hospitality, the Company or Surgi-Pack, as applicable;

               (b) Deliver to Buyer certificates of good standing or their equivalent, dated not more than thirty (30) days prior to the Closing Date, attesting to the good standing of each of Royal Hospitality, the Company and Surgi-Pack as a corporation under the laws of the state of its incorporation or organization and each other jurisdiction listed on Schedule 2.1(b);
                                                      ---------------

               (c) To the extent any consents or approvals shall be necessary to any of the transactions herein contemplated, including, but not limited to the Transaction Consents, deliver to Buyer copies of all such consents or approvals;

               (d) Deliver to Buyer (i) the Articles of Incorporation, as amended, of each of Royal Hospitality, the Company and Surgi-Pack, certified by the Secretary of State of the state of such party's state of incorporation as of a date not more than fifteen (15) days prior to the Closing Date, and (ii) the By-laws, as amended, of each of Royal Hospitality, the Company and Surgi-Pack, certified as of the Closing Date by the Secretary or an Assistant Secretary of the respective party;

               (e) Deliver to Buyer the original corporate minute books, stock transfer books and corporate seal of the Company and Surgi-Pack;

               (f) Deliver to Buyer certificate(s) representing the Company Shares and Surgi-Pack Shares with duly executed and valid stock powers attached in form for transfer to Buyer and otherwise acceptable in form and substance to Buyer;

               (g) Deliver to Buyer the Right of First Refusal Option Agreement in substantially the form attached hereto as Exhibit E, duly
                                                       ---------
executed by Gold Street Realty, LLC;

               (h) Deliver to Buyer the Option to Purchase in substantially the form attached hereto as Exhibit F, duly executed by Gold Street Realty,
                            ---------
LLC; and

               (i) Execute and deliver to Buyer the Other Agreements, as applicable, and any and all instruments of sale, assignment and transfer and other documents reasonably requested by Buyer in order to facilitate the transactions contemplated hereby.

         10.2  Documents to be Delivered by Buyer. At the Closing, Buyer
               ----------------------------------
shall:

                                     30


               (a) Deliver to the Shareholders, Warrantholder, Royal Hospitality, the Company and Surgi-Pack a certificate of incumbency and a copy of the resolutions adopted by the Board of Directors of Buyer, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of Buyer;

               (b) Deliver to the Shareholders, Warrantholder, Royal Hospitality, the Company and Surgi-Pack a certificate of good standing or its equivalent dated note more than thirty (30) days prior to the Closing Date, attesting to the good standing of Buyer as a corporation under the laws of the state of its incorporation or organization;

               (c) To the extent any consents or approvals shall be necessary to any of the transactions herein contemplated, Buyer shall deliver to the Shareholders, Warrantholder, Royal Hospitality, the Company and Surgi-Pack upon request copies of all such consents or approvals as obtained by Buyer;

               (d) Deliver the Escrowed Consideration to the Escrow Account according to the terms of the Escrow Agreement and deliver to Royal Hospitality and Warrantholder the Closing Payment; and

               (e) Execute and deliver to the Shareholders, Warrantholder, Royal Hospitality, the Company and Surgi-Pack the Other Agreements, as applicable, and any and all instruments of sale, assignment and transfer and other documents reasonably requested by the Shareholders, Warrantholder, Royal Hospitality, the Company and Surgi-Pack in order to facilitate the transactions contemplated hereby.

         10.3  Documents to be Delivered by Warrantholder. At the
               ------------------------------------------
Closing, Warrantholder shall deliver the Warrants, with duly executed instruments of assignment attached for transfer to Buyer in form reasonably acceptable to Buyer.

                                 ARTICLE 11
                                 ----------

                                 TERMINATION
                                 -----------

         11.1  Termination by Mutual Consent. This Agreement may be
               -----------------------------
terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing, by the mutual consent of the Shareholders, the Company and Surgi-Pack, on the one hand, and Buyer, on the other, by appropriate action of the individuals or their respective Boards of Directors.

         11.2  Termination by Either Buyer or the Shareholders, the Company
               ------------------------------------------------------------
and Surgi-Pack. This Agreement may be terminated and the transactions
--------------
contemplated herein may be abandoned at any time prior to the Closing by either Buyer, on the one hand, or the Shareholders, the Company and Surgi-Pack, on the other, if (a) the transactions contemplated in this Agreement shall not have been consummated by March 22, 2005, or (b) any court of competent jurisdiction or other governmental entity having jurisdiction over the Company, Surgi-Pack, Buyer or the Business has issued a final order, decree or ruling or taken any other final action restraining, enjoining, or otherwise prohibiting or materially restricting the consummation of the transactions contemplated in this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

         11.3  Termination by Buyer. This Agreement may be terminated and the
               --------------------
transactions contemplated herein may be abandoned at any time prior to the Closing by Buyer, if a Shareholder, the Company or Surgi-Pack shall have breached any of its representations or warranties or failed to perform in any material respect any of its covenants or agreements contained in this Agreement which breach or failure (a) individually or in the aggregate, (i) could be reasonably be expected to have a Material Adverse Effect, or (ii) could prevent or materially delay the consummation of the transactions contemplated in this Agreement, or (iii) could materially impair the ability of Buyer following consummation of the transactions contemplated in this Agreement to conduct the Business in any jurisdiction where the Business is now being conducted and (b) shall not have been cured within five business days

                                     31


after the receipt of written notice by the Shareholders, the Company or Surgi-Pack from Buyer of such breach or failure.

         11.4  Termination by Shareholders, the Company or Surgi-Pack. This
               ------------------------------------------------------
Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing by the Shareholders, the Company or Surgi-Pack, if Buyer shall have breached any of its representations or warranties or failed to perform in any material respect any of its covenants or agreements contained in this Agreement which breach or failure (a) individually or in the aggregate, (i) could be reasonably be expected to have a Material Adverse Effect, or (ii) could prevent or materially delay the consummation of the transactions contemplated in this Agreement, and (b) shall not have been cured within five business days after the receipt of written notice by the Company or Surgi-Pack from Buyer of such breach or failure.

         11.5  Effect of Termination and Abandonment. In the event of the
               -------------------------------------
termination of this Agreement pursuant to any of the provisions of this
Article 11, neither the Shareholders, the Company, Surgi-Pack nor Buyer (nor any of their respective directors and officers) shall have any liability or further obligation to the other party to this Agreement, except that nothing herein will relieve any party from liability for breach of any representation or warranty or any failure to perform any covenant and agreement. The terminating party's rights to pursue all legal remedies due to such breach or failure to perform shall survive the termination of this Agreement unimpaired.

                                 ARTICLE 12
                                 ----------

                                MISCELLANEOUS
                                -------------

         12.1  Nondisclosure Agreement. The terms of the Nondisclosure
               -----------------------
Agreement dated as of March 7, 2003 between the Company and Buyer ("Nondisclosure Agreement") are incorporated by reference herein and shall continue in full force and effect until the Closing, at which time the Nondisclosure Agreement and the obligations of Buyer shall terminate; provided, however, that the Nondisclosure Agreement shall not terminate with respect to that portion of the Evaluation Material (as defined in the Nondisclosure Agreement) that is not exclusively related to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior the Closing Date, the Nondisclosure Agreement shall continue in full force and effect thereafter in accordance with its terms.

         12.2  Contract Renewals. With respect to each Short-Term Contract,
               -----------------
for a period beginning on the Closing Date and continuing for a period of time equal to one hundred twenty (120) days after such Short-Term Contract's renewal date as set forth on Schedule 1.5(b), and with respect to all other
                             ---------------
matters, for a period beginning on the Closing Date and continuing for a period of time equal to ninety (90) days following the Closing Date, or, in either case, such shorter period as Buyer may designate (the "Cooperation Period"), the Shareholders will reasonably cooperate with Buyer to assist it in retaining the Customer Contracts as part of Buyer's business and will reasonably cooperate with Buyer in the transfer of the Business in order to minimize disruption in the servicing of the customers under Customer Contracts and to effect the orderly transfer of the Business. Buyer, Royal Hospitality and Shareholders shall use their commercial best efforts to renew the Short-Term Contracts on terms and conditions, including but not limited to terms and conditions related to duration and pricing, that are not materially different from the terms and conditions existing on the Closing Date with respect to such Short-Term Contracts.

         12.3  Trade Name License Agreement. For a period beginning on the
               ----------------------------
Closing Date and continuing for so long as (i) the Shareholders own a majority of the shares of capital stock of Royal Hospitality and operate the same, and (ii) Royal Hospitality is engaged solely in the hospitality linen service business, Buyer hereby grants to Royal Hospitality and the Shareholders a non-exclusive, non-transferrable (including no sublicenses), worldwide, fully paid-up royalty-free license (the "Trade Name License") to use the trade name "Royal" solely in connection with, and as a part of, the trade names "Royal Hospitality Services, Inc.," "Royal Hospitality Services" and/or "Royal Hospitality." In the event that (i) except with the prior written consent of Buyer which may be granted in Buyer's sole discretion, the Shareholders cease to own a majority of the shares of capital stock of Royal Hospitality and operate the same, whether by a sale of all or substantially all of the assets of Royal Hospitality, change of control, cessation of business or otherwise, or (ii) Royal Hospitality engages in any business other than the hospitality linen service business, the Trade Name License granted hereby shall immediately terminate and Royal Hospitality and the Shareholders shall immediately cease to use the trade name "Royal", including all translations, adaptations, derivations and combinations thereof, in connection with their or its business.

                                     32


         12.4  Notices. Any notices or other communications required or
               -------
permitted hereunder (including, by way of illustration and not limitation, any notice permitted or required under Article 7 hereof) to any party hereto shall be sufficiently given when delivered in person, or when sent by certified or registered mail, postage prepaid, or one business day after dispatch of such notice with an overnight delivery service, or when transmitted by facsimile or other form of electronic communication if an answer back is received by the sender, in each case addressed as follows:

         In the case of the Company or Surgi-Pack (pre-closing):

                           Royal Institutional Services, Inc.
                           Attention:  Mark C. Johnson
                           104 Lamartine Street
                           Worcester, MA  01608
                           Fax no.: 508-753-5257

                      With a mandatory copy to:

                           Goodwin Procter LLP
                           Attention:  Kathy A. Fields, Esq.
                           Exchange Place
                           53 State Street
                           Boston, MA  02109
                           Fax no.: 617-523-1231

         In the case of Royal Hospitality:

                           Royal Hospitality Services, Inc.
                           Attention:  Mark C. Johnson
                           520 Columbia Street
                           Somerville, MA 02143

                      With a mandatory copy to:

                           Goodwin Procter LLP
                           Attention:  Kathy A. Fields, Esq.
                           Exchange Place
                           53 State Street
                           Boston, MA  02109
                           Fax no.: 617-523-1231

                                     33


         In the case of Warrantholder:

                           Massachusetts Capital Resource Company
                           Attention:  Richard W. Anderson
                           420 Boylston Street
                           Boston, MA  02116
                           Fax no.: 617-536-7930

                      With a mandatory copy to:

                           George W. Thibeault, Esq.
                           c/o Testa, Hurwitz & Thibeault, LLP
                           (a limited liability partnership in dissolution) 125 High Street
                           Boston, MA 02110
                           Fax no.: 617-248-7100

         In the case of the Shareholders, to their respective addresses set forth on the signature pages hereto.

                      With a mandatory copy to:

                           Goodwin Procter LLP
                           Attention:  Kathy A. Fields, Esq.
                           Exchange Place
                           53 State Street
                           Boston, MA  02109
                           Fax no.: 617-523-1231

         In the case of Company (post-closing) and Buyer:

                           Angelica Textile Services, Inc.
                           Attention: President
                           1105 Sanctuary Park, Suite 210
                           Alpharetta, GA  30004
                           Fax no.: 678-823-4168

                      With a mandatory copy to:

                           Angelica Corporation
                           Attention: Steven L. Frey, Esq.
                           Vice President and General Counsel
                           424 S. Woods Mill Road
                           Chesterfield, MO  63017
                           Fax no.: 314-854-3949

                      And with a mandatory copy to:

                           Thompson Coburn LLP
                           Attention:  Robert M. LaRose, Esq.
                           One US Bank Plaza
                           St. Louis, MO  63101
                           Fax no.: 314-552-7068

or such substituted address or attention as any party shall have given notice to the others in writing in the manner set forth in this Section 12.4.

                                     34


         12.5  Amendment. This Agreement may be amended or modified in whole
               ---------
or in part only by an agreement in writing executed by all parties hereto and making specific reference to this Agreement.

         12.6  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, all of which taken together shall constitute one instrument.

         12.7  Binding on Successors and Assigns. This Agreement shall be
               ---------------------------------
binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns in accordance with the terms hereof. Neither the Shareholders, the Company nor Surgi-Pack may assign their interest under this Agreement without the prior written consent of Buyer. Buyer may not assign its interest under this Agreement without the prior written consent of the Shareholders, the Company and Surgi-Pack.

         12.8  Severability. In the event that any one or more of the
               ------------
provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, however, that to the extent permitted by applicable law, any invalid, illegal, or unenforceable provision may be considered for the purpose of determining the intent of the parties in connection with the other provisions of this Agreement.

         12.9  Waivers. The parties may, by written agreement, (a) extend the
               -------
time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations contained in this Agreement or in any document delivered pursuant to this Agreement,
(c) waive compliance with, or modify, any of the covenants or conditions contained in this Agreement, and (d) waive or modify performance of any of the obligations of any of the parties hereto; provided, that no such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall operate as a waiver of, or an estoppel with respect to, any subsequent insistence upon such strict compliance other than with respect to the matter so waived or modified.

         12.10 Publicity. None of the Shareholders, the Company, Surgi-Pack
               ---------
or Buyer shall: (a) disclose to any third party, except for those respective advisors and representatives of the Shareholders, the Company, Surgi-Pack and Buyer that have been retained to assist such party with the transaction, or (b) make, deliver or release a public announcement, press release or similar publicity, with respect to this Agreement or the transactions contemplated herein, that discloses (y) the contents or existence of any terms for the purchase of the Company Shares and the Surgi-Pack Shares by Buyer that have been discussed, proposed, offered, negotiate or agreed upon, or (z) the fact that there are discussions or negotiations with respect to a purchase transaction or any other transaction or business relationship among parties hereto. Notwithstanding the preceding sentence, such disclosures regarding this Agreement and the transactions contemplated herein may be made, at such time and in such manner as Buyer, the Shareholders, the Company and Surgi-Pack shall mutually agree and determine, or such disclosures may be made by Buyer at any time after the date hereof to the extent that Buyer deems it desirable or necessary to do so as a public company, including reference to the transition services to be provided by the Shareholders during the Cooperation Period as set forth in Section 12.2.

         12.11 Headings. The headings in the sections and subsections of
               --------
this Agreement and in the Schedules and Exhibits are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

                                     35


         12.12 List of Schedules and Exhibits. As mentioned in this
               ------------------------------
Agreement, there are attached hereto or delivered herewith, the following Schedules and Exhibits:

                                  SCHEDULES
                                  ---------

Schedule No.                Schedule Caption
------------                ----------------

    1.5(a)                  Short-Term Contracts
    1.5(b)                  Equipment Valuation
    2.1(a)(ii)              Outstanding Securities or Rights on Company
                              Common Stock
    2.1(b)                  Foreign Qualifications
    2.1(d)                  Ownership Interests
    2.1(f)                  Absence of Violations, List of Customer Contracts
                              and Customer Contract Consents
    2.1(g)                  Governmental Consents
    2.2(c)                  Undisclosed Liabilities
    2.2(d)                  Accounts Receivable
    2.3                     Tax Matters
    2.4(a)                  Real and Personal Property
    2.4(b)                  Leases
    2.4(c)                  Condition of Assets
    2.4(d)                  Necessary Payments
    2.5                     Intellectual Property Licenses
    2.6(a)                  Indebtedness
    2.6(b)                  Contracts
    2.6(d)                  Status
    2.7                     Employee Plans
    2.8                     Labor Relations
    2.9                     Litigation
    2.10(a)                 Compliance with Laws
    2.10(b)                 Permits
    2.10(c)                 Environmental Matters
    2.11                    Bank Accounts
    2.12                    Brokers and Commissions
    3.1(c)                  Absence of Violations
    3.1(d)                  Consents
    3.2                     Brokers and Commissions
    4.10                    Employees

                                  EXHIBITS
                                  --------

Exhibit No.                      Exhibit Caption
-----------                      ---------------

    A                            Shareholders
    B                            Facilities of Business
    C                            Escrow Agreement
    D                            Statement of Working Capital
    E                            Right of First Refusal Option Agreement
    F                            Option to Purchase

Each of the foregoing Schedules and Exhibits is incorporated herein by this reference and expressly made a part hereof.

         12.13 Entire Agreement; Law Governing. All prior negotiations and
               -------------------------------
agreements between the parties hereto are superseded by this Agreement and there are no representations, warranties, understandings or agreements other than those expressly set forth herein or in an Exhibit or Schedule delivered pursuant hereto, except as modified in writing concurrently herewith or subsequent hereto. This Agreement shall be governed by and construed and interpreted according to the internal laws of the State of New York, determined without reference to conflicts of law principles.

         12.14 No Third Party Rights. This Agreement is not intended and
               ---------------------
shall not be construed to create any rights in any persons other than Buyer, the Shareholders, Royal Hospitality, the Company, Surgi-Pack and MCRC, and no person shall assert any rights as third party beneficiary hereunder.

                                     36


         12.15 Sales and Transfer Taxes. Except as expressly provided
               ------------------------
otherwise herein, the Shareholders, on the one hand, and Buyer, on the other, shall each pay one-half of all applicable sales, transfer, documentary, use, filing and other taxes and fees that may become due or payable as a result of the sale, conveyance, assignment, transfer or delivery of the Company Shares, the Surgi-Pack Shares or the Business to Buyer, whether levied on Buyer, the Company, Surgi-Pack or the Shareholders. At the Closing, the Shareholders, the Company and Surgi-Pack shall execute and deliver to Buyer any certificates or other documents as Buyer may reasonably request to claim available exemptions from the payment of sales, transfer, use or other similar taxes under applicable law.

         12.16 Expenses. Except as expressly provided otherwise herein, the
               --------
Shareholders, on the one hand, and Buyer, on the other, shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

         12.17 Specific Performance. The parties hereto agree that
               --------------------
irreparable damage would occur in the event any provision of this Agreement required to be performed prior to the Closing was not performed in accordance with the terms hereof and that, prior to the Closing, the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         12.18 Survivability of Provisions After Termination. If this
               ---------------------------------------------
Agreement is terminated pursuant to Article 11 hereof, it shall become null and void and have no further force and effect, except as provided in Sections 11.5, 12.1, 12.16, 12.17 and this 12.18 which shall survive termination and except that nothing herein shall relieve any party hereto for a breach by such party of the terms of this Agreement. Upon any termination of this Agreement, each party hereto will return all documents work papers and all other material of the other party relating to the transactions contemplated hereby and all covers at such materials, where so obtained before or after the execution hereof, to the party furnishing the same.

           [the remainder of the page is intentionally left blank]

                                     37


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.


SHAREHOLDERS:                           ROYAL HOSPITALITY:

/s/ Mark C. Johnson                     Royal Hospitality Services, Inc.
------------------------------------
Mark C. Johnson                         By: /s/ Mark C. Johnson
                                           ---------------------------------
                                        Name: Mark C. Johnson
/s/ Mark S. Leibovitz                        -------------------------------
------------------------------------    Title: President
Mark S. Leibovitz                             ------------------------------

                                        COMPANY:
/s/ Shawn C. Ryan
------------------------------------    Royal Institutional Services, Inc.
Shawn C. Ryan
                                        By: /s/  Mark C. Johnson
                                           ---------------------------------
                                        Name: Mark C. Johnson
                                             -------------------------------
                                        Title: President
                                               -----------------------------

                                        SURGI-PACK:

                                        Surgi-Pack Corporation

                                        By: /s/  Mark C. Johnson
                                           ---------------------------------
                                        Name: Mark C. Johnson
                                             -------------------------------
                                        Title: President
                                              ------------------------------

                                        BUYER:

                                        Angelica Textile Services, Inc.

                                        By: /s/  Steven L. Frey
                                           ---------------------------------
                                        Name: Steven L. Frey
                                              ------------------------------
                                        Title: Vice President
                                              ------------------------------

                                        WARRANTHOLDER:

                                        Massachusetts Capital Resource
                                        Company

                                        By: /s/  Richard W. Anderson
                                           ---------------------------------
                                        Name: Richard W. Anderson
                                             -------------------------------
                                        Title: Senior Vice President
                                              ------------------------------

                                     38